                                                                    Exhibit 10.2

BUSINESS CREDIT AND SECURITY AGREEMENT


Dated as of October 14, 1997


BETWEEN


ELEK-TEK ACQUISITION CORP.


AND


DEUTSCHE FINANCIAL SERVICES CORPORATION

BUSINESS CREDIT AND SECURITY AGREEMENT

BETWEEN:        Deutsche Financial Services Corporation, a Nevada corporation
("DFS")

AND:            Elek-Tek Acquisition Corporation, a Delaware corporation
("Borrower").


EFFECTIVE DATE:  October 14, 1997

        1.      RECITALS

                Borrower has advised DFS that it intends to purchase substantially all of the assets of Elek-Tek, Inc., a Delaware corporation, debtor and debtor-in-possession ("Elek-Tek") which filed its voluntary petition with the United States Bankruptcy Court, District of Delaware, on September 17, 1997, Case No. 97-1946. Such transaction is to be consummated in accordance with the terms of that certain Asset Purchase Agreement between Creative (defined herein) and Elek-Tek dated as of September 17, 1997 (as amended from time to time, the "Purchase Agreement"), and subject to the terms of an order of such Bankruptcy Court under Section 363 of the Federal Bankruptcy Code (the "Order") (said transaction being referred to herein as the "Asset Acquisition"). Borrower has requested that DFS provide Borrower with a credit facility for (i) working capital purposes, (ii) inventory acquisition purposes, and (iii) the purpose of financing a portion of the purchase price of the Asset Acquisition.

        2.      DEFINITIONS

                Terms defined in this Agreement shall have initial capital letters. Those terms are defined below, in this Section 2, and elsewhere in this Agreement. All financial and accounting terms used herein and not otherwise defined, shall be defined in accordance with GAAP.

        "AAA" shall have the meaning set forth in Section 14.2.

        "Account Debtor" shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of an Account, general intangible or other Collateral.

        "Accounts" shall have the meaning given to that term in the UCC, and, to the extent not included therein, shall also mean all accounts, leases, contract rights, chattel paper, general intangibles, choses in action and instruments, including any Lien or other security interest that secures or may secure any of the foregoing, plus all books, invoices, documents and other records in any form evidencing or relating to any of the foregoing, now owned or hereafter acquired by Borrower.

        "Affiliates" shall mean: (i) any individual who is an officer or director of a Person; and (ii) any Person who directly or indirectly controls, is controlled by, or is under common control or ownership with, another Person. For the purposes of this definition, the term "control" shall mean the ownership of or the ability to direct or control 10% or more of the beneficial interest in the applicable entity.

        "Agreement" shall mean this Business Credit and Security Agreement, and any amendments hereto.

        "Average Daily Balance" shall have the meaning set forth in Section 3.5.

        "Borrower-Creative Guaranty" shall mean that certain guaranty of even date given by Borrower in favor of DFS, unconditionally guaranteeing all obligations of Creative to DFS.

        "Borrowing Base" shall mean, as of any date of determination, an amount equal to: (A) the sum of the Eligible Account Availability plus the Eligible Inventory Availability, minus (B) Borrower's from time to time outstanding Obligations to DFS under the Floorplan Inventory Loan Facility.

        "Borrowing Base Certificate" shall have the meaning set forth in Section 3.3(a).

        "Business" shall mean the sale, marketing, distribution and service of computer and related products, office and related products and other miscellaneous products.

        "Business Day" shall mean any day other than Saturdays, Sundays, legal holidays designated by Federal law, and any other day on which DFS' office is closed.

        "Capital Expenditure" shall mean any amount debited to the fixed asset account on the consolidated balance sheet of Borrower and the Subsidiaries in respect of (a) the acquisition (including, without limitation, acquisition by entry into a capitalized lease), construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, and (b) to the extent related to and not included in clause (a), materials, contract labor and direct labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP).

        "Collateral" shall mean all items described in Section 6.1.

        "Creative" shall mean Creative Computers, Inc., a Delaware corporation, and owner of 100% of the issued and outstanding capital stock of Borrower.

        "Credit Facility" shall have the meaning set forth in Section 3.1.

        "Daily Charge" shall have the meaning set forth in Section 3.5.

        "Daily Contract Balance" shall have the meaning set forth in Section
3.5.

        "Daily Rate" shall have the meaning set forth in Section 3.5.

        "Debt" shall have the meaning set forth in Section 9.3.

        "Default" shall have the meaning set forth in Section 10.

        "Default Interest Rate" shall have the meaning set forth in Section 3.8.

        "DFS Companies" shall have the meaning set forth in Section 14.1.

        "Disputes" shall have the meaning set forth in Section 14.1.

        "Effective Date" shall mean the date set forth in the heading on page 1 of this Agreement.

        "Electronic Transfers" shall have the meaning set forth in Section 3.5(b)(ii).

        "Eligible Accounts" shall mean all Accounts that are not Ineligible Accounts.

        "Eligible Account Availability" shall have the meaning set forth in
Section 3.3(a).

        "Eligible Inventory" means Borrower's finished goods Inventory (excluding parts and supplies) that is owned by Borrower free and clear of all Liens, security interests and encumbrances of any third parties, except for the Permitted Liens, that is not obsolete or unmerchantable, that is in good, new and salable condition that conforms to the representations and warranties of
Section 8.26 of this Agreement, and which DFS deems, in its sole discretion, to be acceptable for financing.

        "Eligible Inventory Availability" shall have the meaning set forth in
Section 3.3(b).

        "Environmental Laws" shall mean the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Solid Waste Disposal Act, as amended, the Water Pollution Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, and any successor or comparable federal or state statutes, now existing or later enacted, or any regulation promulgated under any of such federal or state statutes relating to the protection of the environment.

        "Environmental Lien" shall mean a Lien in favor of any governmental entity for (a) any liability under any Environmental Law, or (b) damages arising from or costs incurred by such governmental entity in response to a spillage, disposal, or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance.

        "Equipment" shall have the meaning as given to that term in the UCC, and, to the extent not included therein, shall also mean all equipment, machinery, trade fixtures, furnishings, furniture, supplies, materials, tools, machine tools, office equipment, appliances, apparatus, parts and all attachments, replacements, substitutions, accessions, additions and improvements to any of the foregoing.

        "Excess Advances" shall have the meaning given in Section 5.2.

        "FAA" shall have the meaning set forth in Section 14.5.

        "Floorplan Inventory Loan" shall have the meaning set forth in Section 3.2.

        "GAAP" shall mean generally accepted accounting principles, consistently applied.

        "Guarantor" shall mean Creative and any other guarantor of any of the Obligations.

        "Hazardous Material" shall mean any and all hazardous or toxic substances, materials or wastes as defined or listed under the Environmental Laws.

        "Indebtedness" shall mean any sum for borrowed money owed by Borrower or any Subsidiary to a Person and shall include any debt guaranteed by Borrower or any Subsidiary, any debt as to which the Borrower has granted or permitted to exist a Lien on any asset even if non-recourse, letter of credit reimbursement obligations, and capitalized lease obligations.

        "Indemnified Liabilities" shall have the meaning set forth in Section 12.1.

        "Indemnitees" shall have the meaning set forth in Section 12.1.

        "Ineligible Accounts" shall mean: (a) Accounts created from the sale of goods and services on non-standard terms and/or that allow for payment to be made more than thirty (30) days from date of sale; (b) Accounts unpaid more than ninety (90) days from date of invoice; (c) all Accounts of any Account Debtor if fifty percent (50%) or more of the outstanding balance of such Accounts are unpaid more than ninety (90) days from the date of invoice; (d) Accounts for which the Account Debtor is an officer, director, shareholder, partner, member, owner, employee, agent, parent, Subsidiary, or Affiliate of, or is related to, Borrower or has common shareholders, officers, directors, owners, partners or members with Borrower; (e) consignment sales; (f) Accounts for which the payment is or may be conditional; (g) Accounts for which the Account Debtor is not a commercial or institutional entity or is not a resident of the United States or Canada; (h) Accounts with respect to which any warranty or representation provided in Section 8.19 is not true and correct; (i)
Accounts which represent goods or services purchased for a personal, family or household purpose; (j) Accounts which represent goods used for demonstration purposes or loaned by Borrower to another party; (k) Accounts which are progress payment, barter, or contra accounts; and (l) any and all other
Accounts which DFS deems to be ineligible.

        "Intangibles" shall have the meaning set forth in Section 9.3.

        "Inventory" shall have the meaning given to that term in the UCC, and, to the extent not included therein, shall also mean all of Borrower's merchandise, materials, finished goods, work-in-process, component materials, packaging, shipping materials, parts and other tangible personal property, now owned or hereafter acquired and held for sale or which contribute to the finished products or the sale, promotion, storage and shipment thereof, whether located at facilities owned or leased by Borrower, or in the course of transport to or from facilities owned or leased by Borrower.

        "Lien" shall mean any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of lessors under capitalized leases and the interest of a vendor under any conditional sale or other title retention agreement), reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting any of Borrower's property.

        "Loan" shall mean any advance made to or for the benefit of Borrower pursuant to this Agreement, including but not limited to any Floorplan Inventory Loan and any Working Capital Loan.

        "Loan Documents" shall mean all documents executed by Borrower pursuant to any financial accommodation between Borrower and DFS and all documents entered into in connection with the transaction herein contemplated. The term "Loan Documents" includes, but is not limited to, this Agreement, all financing statements, all pledges, mortgages, deeds of trust, leasehold mortgages, security agreements, guaranties, assignments, subordination agreements, and any future or additional documents or writings executed under the terms of this Agreement or any amendments or modifications hereto.

        "Monthly Reports" shall have the meaning given in Section 3.11(b).

        "Obligations" shall mean all liabilities and Indebtedness of any kind and nature whatsoever now or hereafter arising, owing, due or payable from Borrower (and/or any of its Subsidiaries and Affiliates) to DFS, whether primary or secondary, joint or several, direct, contingent, fixed or otherwise, secured or unsecured, or whether arising under this Agreement, any other Loan Document, the Borrower-Creative Guaranty, or any other agreement now or hereafter executed by Borrower (or any of its Subsidiaries or Affiliates) and delivered to DFS. Obligations will include, without limitation, any third party claims against Borrower (or any of its Subsidiaries or Affiliates) satisfied or acquired by DFS. Obligations will also include all obligations of Borrower to pay to DFS:
(a) any and all sums reasonably advanced by DFS to preserve or protect the Collateral or the value of the Collateral or to preserve, protect, or perfect DFS' security interests in the Collateral; (b) in the event of any proceeding to enforce the collection of the Obligations after a Default, the reasonable expenses of retaking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or expenses of any exercise by DFS of its rights, together with reasonable attorneys' fees, expenses of collection and court costs, as provided in the Loan Documents; and (c) any other indebtedness or liability of Borrower to DFS, whether direct or indirect, absolute or contingent, now or hereafter arising.

        "OSHA Law" shall mean the Occupational Safety and Health Act of 1970, any successor thereto, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

        "Other Reports" shall have the meaning set forth in Section 3.11(c).

        "Permitted Liens" shall mean: (a) Liens for taxes, assessments or other governmental charges or levies not yet delinquent or which are being contested in good faith by appropriate action and as to which adequate reserves shall have been set aside in conformity with GAAP and which are, in addition, satisfactory to DFS in its reasonable discretion; (b) Liens of mechanics, materialmen, landlords, warehousemen, carriers and similar Liens arising in the future in the ordinary course of business for sums not yet delinquent, or being contested in good faith if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor and which are, in addition, satisfactory to DFS in its reasonable discretion; (c) statutory Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance, social security, and similar items for sums not yet delinquent or being contested in good faith, if a reserve or other appropriate provision in accordance with GAAP shall have been made therefor and which are, in addition, satisfactory to DFS in its reasonable discretion; (d) lessor's Liens arising from operating leases entered into in the ordinary course of business; (e) Liens arising from legal proceedings, so long as such proceedings are being contested in good faith by appropriate proceedings, appropriate reserves have been established therefor in accordance with GAAP and which are, in addition, satisfactory to DFS in its reasonable discretion, and so long as execution is stayed and bonded on appeal on all judgments resulting from any such proceedings; and (f) Liens in favor of DFS granted hereunder.

        "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization, and a government or any department or agency thereof.

        "Prime Rate" shall mean a fluctuating interest rate per annum equal to the highest of the prime, base or reference rates of interest announced publicly from time to time (whether or not charged in each instance) by The Chase Manhattan Bank (or any reference rate, provided, however, that for purposes of this Agreement, the interest rate charged to Borrower will at no time be computed on a Prime Rate of less than six percent (6.0%) per annum. Each change in the Prime Rate shall become effective on the day such bank announces a change in its prime or reference rate. If the bank listed above discontinues the practice of announcing or publishing a prime, base or reference rate during the term of this Agreement, then DFS may, in its reasonable judgment, designate a comparable bank and/or publicly announced rate to be thereafter used as a basis for determining Prime Rate. Borrower acknowledges that the bank listed above may extend credit at rates of interest less than its announced prime, base or reference rate.

        "SPP" shall have the meaning set forth in Section 3.2(b).

        "Solvent" as to any Person, shall mean that such Person: (a) owns assets, the present fair salable value of which is greater than the amount required to pay all of such Person's liabilities (including contingent, subordinated, unmatured and unliquidated liabilities); (b) is able to pay all of its liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) as they become absolute and matured; and (c) has capital sufficient capital to carry on its Business and transactions.

        "Statement of Transaction" shall have the meaning set forth in Section 3.2(a).

        "Subordinated Debt" shall have the meaning set forth in Section 9.3.

        "Subsidiaries" shall mean any corporation in which a Person owns or controls greater than 50% of the voting securities, or any partnership or joint venture in which a Person owns or controls greater than 50% of the aggregate equitable interest. The term "Subsidiary" means any one of the Subsidiaries.

        "Tangible Net Worth" shall have the meaning set forth in Section 9.3.

        "Total Credit Limit" shall have the meaning set forth in Section 3.1.

        "Total Working Capital Credit Limit" shall have the meaning set forth in
Section 3.3.

        "UCC" shall mean the Uniform Commercial Code as in effect in the State of California and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

        "Unmatured Default" shall mean any event which, but for the passage of time or notice, or both, would be a Default.

        "Value" means the cost to Borrower of Borrower's Eligible Inventory (exclusive of discounts, rebates, credits (including, without limitation price protection credits), incentive payments and all other general intangibles relating to such Eligible Inventory), as determined in accordance with GAAP.

        "Weekly Report" shall have the meaning set forth in Section 3.11(a).

        "Working Capital Loan" shall have the meaning set forth in Section 3.3.

        "Working Capital Loan Availability" shall mean the lesser of (i) the Borrowing Base or (ii) the Total Working Capital Credit Limit.

        3.      CREDIT FACILITY

                3.1 Total Credit Facility. In consideration of Borrower's payment and performance of its Obligations and subject to the terms and conditions contained in this Agreement, DFS agrees to provide, and Borrower agrees to accept, an aggregate credit facility (the "Credit Facility") of up to Twenty Million Dollars ($20,000,000) (the "Total Credit Limit"). The Credit Facility shall be available in the form of Floorplan Inventory Loans and Working Capital Loans. No Loans need be made by DFS if Borrower is in Default or if there exists any Unmatured Default. This is an agreement regarding the extension of credit, and not the provision of goods or services.

                3.2 Floorplan Inventory Loans. Subject to the terms of this Agreement, DFS may provide to Borrower floorplan financing for the acquisition of Inventory from vendors approved by DFS in DFS' sole discretion (each advance being a "Floorplan Inventory Loan"), up to an aggregate unpaid principal amount at any time not to exceed Five Million Dollars ($5,000,000); provided, however, that in no event shall the principal amount of the Floorplan Inventory Loans and the Working Capital Loans exceed at any time in the aggregate, the Total Credit Limit. DFS may, however, at any time and without notice to Borrower, elect not to finance any Inventory sold by particular vendors who are in default of their obligations to DFS. DFS may at any time suspend or terminate the relationship or approval of any vendor. DFS will use reasonable efforts to give Borrower prior notice of such suspension or termination.

                        (a) Financing Terms and Statements of Transaction. Borrower and DFS agree that certain financial terms of any advance made by DFS as a Floorplan Inventory Loan under this Agreement, whether regarding finance charges, other fees, maturities, curtailments or other financial terms, are not set forth herein because such terms depend, in part, upon the availability of vendor discounts, payment terms or other incentives, prevailing economic conditions, DFS' floorplanning volume with Borrower and with Borrower's vendors, and other economic factors which may vary over time. Borrower and DFS further agree that it is therefore in their mutual best interest to set forth in this Agreement only the general terms of Borrower's Floorplan Inventory Loans. Upon agreeing to finance a particular item of Inventory for Borrower, DFS will send Borrower a Statement of Transaction identifying such inventory and the applicable financial terms ("Statement of Transaction"). Unless Borrower notifies DFS in writing of any objection within fifteen (15) days after a Statement of Transaction is mailed to Borrower: (a) the amount shown on such Statement of Transaction will be an amount stated; (b) Borrower will have agreed to all rates, charges and other terms shown on such Statement of Transaction; (c) Borrower will have agreed that the items of Inventory referenced in such Statement of Transaction are being financed by DFS at Borrower's request; and (d) such Statement of Transaction will be incorporated herein by reference, will be made a part hereof as if originally set forth herein, and will constitute an addendum hereto. If Borrower objects to the terms of any Statement of Transaction, Borrower agrees to pay DFS for such Inventory in accordance with the most recent terms for similar Inventory to which Borrower has not objected (or, if there are no prior terms, at the lesser of 16% per annum or at the maximum lawful contract rate of interest permitted under applicable law). The Statement of Transaction may specify a "Minimum Prime", which shall mean a minimum rate per annum designated as a floor below which the

Prime Rate shall be deemed not to fall for purposes of calculating Borrower's Floorplan Inventory Loan finance charges, notwithstanding that the "Prime Rate" as defined herein might otherwise be a lower rate per annum.

                        (b) Payment Terms. Borrower will immediately pay DFS the principal indebtedness owed DFS on each item of Inventory financed by DFS (as shown on the Statement of Transaction identifying such Inventory) on the earliest occurrence of any of the following events: (a) when such Inventory is lost, stolen or damaged to the extent that such loss, theft or damage is not adequately insured under an insurance policy which names DFS as loss payee; (b) for Inventory financed under Scheduled Payment Program ("SPP") terms (as shown on the Statement of Transaction identifying such Inventory), in strict accordance with the installment payment schedule; and (c) when otherwise required under the terms of any financing program agreed to in writing by the parties. Regardless of the SPP terms pertaining to any Inventory financed by DFS, if DFS determines that the current outstanding debt which Borrower owes to DFS exceeds the aggregate wholesale invoice price of such Inventory in Borrower's possession, Borrower will immediately upon demand pay DFS the difference between such outstanding debt and the aggregate wholesale invoice price of such Inventory. If Borrower from time to time is required to make immediate payment to DFS of any past due obligation discovered during any Inventory review, or at any other time, Borrower agrees that acceptance of such payment by DFS shall not be construed to have waived or amended the terms of its financing program. The proceeds of any Inventory received by Borrower will be held by Borrower in trust for DFS' benefit, for application as provided Agreement. DFS may apply: (i) payments to reduce finance charges first and then principal, regardless of Borrower's instructions; and (ii) principal payments to the oldest (earliest) invoice for Inventory financed by DFS, but, in any event, all principal payments will first be applied to such Inventory which is sold, rented, leased, or otherwise disposed of or unaccounted for, or lost, stolen or damaged to the extent that such loss, theft or damage is not adequately insured under an insurance policy which names DFS as a loss payee. Any third party discount, rebate, bonus or credit granted to Borrower for any Inventory will not reduce the debt Borrower owes DFS until DFS has received payment therefor in cash. Borrower will: (1) pay DFS even if any Inventory is defective or fails to conform to any warranties extended by any third party; (2) not assert against DFS any claim or defense Borrower has against any third party; and (3) indemnify and hold DFS harmless against all claims and defenses asserted by any buyer of the Inventory relating to the condition of, or any representations regarding, any of the Inventory. Borrower waives all rights of offset Borrower may have against DFS.

                3.3 Working Capital Loans. Subject to the terms of this Agreement, DFS agrees, for so long as no Default exists, to provide to Borrower, and Borrower agrees to accept, working capital financing (each advance being a "Working Capital Loan") on Eligible Accounts and Eligible Inventory in the maximum aggregate unpaid principal amount at any time equal to the lesser of (i) the Borrowing Base or (ii) Twenty Million Dollars ($20,000,000); provided, however, that in no event shall the principal amount of the Floorplan Inventory Loans and the Working Capital Loans exceed at any time in the aggregate, the Total Credit Limit ("Total Working Capital Credit Limit"). A request for a Working Capital Loan shall be made, or shall be deemed to be made, as provided in Section 5.1 hereof.

                (a) Eligible Accounts. On receipt of each Borrowing Base Certificate initially in the form set forth on Exhibit 3.3, and, thereafter, in such form as DFS may require from time to time, together with such supporting information as DFS may require from time to time (the "Borrowing Base Certificate"), DFS will credit Borrower with such amount as DFS may deem advisable up to the lesser of (i) eighty-five percent (85%) of the net amount of the Eligible Accounts which are, absent error or other discrepancy, listed in such Borrowing Base Certificate, or (ii) Fifteen Million Dollars ($15,000,000) ("Eligible Account Availability"). For purposes hereof, the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts less any and all returns, discounts (which may, at DFS' option, be calculated on shortest terms), credits, rebates, allowances, or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding, or payable in connection with such Accounts at such time.

                (b) Eligible Inventory. On receipt of each Borrowing Base Certificate, DFS will credit Borrower with the lesser of (a) fifty percent (50%) of the Value of Eligible Inventory which is, absent error or other discrepancy listed in such Borrowing Base Certificate, or (b) Seven Million Five Hundred Thousand Dollars ($7,500,000) (such lesser amount being called the "Eligible Inventory Availability").

                3.4 Mandatory Prepayment. If at any time and for any reason the aggregate amount of outstanding Loans exceeds the Borrowing Base, Borrower will, immediately upon demand, repay an amount of the Loans made to it by DFS hereunder equal to such excess. In addition, Borrower shall immediately pay DFS whatever sums may be necessary from time to time to remain in compliance with the Total Credit Limit and the Total Working Capital Credit Limit, as such limits may change from time to time, including, without limitation, as a result of any Collateral no longer being deemed an Eligible Account or Eligible Inventory, or as a result of any change in the Value of any Eligible Inventory, or in the amount of any Eligible Account.

                3.5     Interest; Calculation of Charges; Fees.

                (a) Floorplan Inventory Loans. Borrower will pay DFS finance charges on the outstanding principal debt Borrower owes DFS for each item of Inventory financed by DFS under a Floorplan Inventory Loan at the rate(s) shown on the Statement of Transaction identifying such Inventory, unless Borrower objects thereto as provided in Section 3.2(a). The finance charges attributable to such rates will: (i) be computed based on a 360 day year; (ii) be calculated by multiplying the Daily Charge (as defined below) by the actual number of days in the applicable billing period; and (iii) accrue from the invoice date of the Inventory identified on such Statement of Transaction, until DFS receives full payment of the principal debt Borrower owes DFS in good funds in accordance with DFS' payment recognition policy and DFS applies such payment to Borrower's principal debt in accordance with the terms of this Agreement. The annual percentage rate of the finance charges will be calculated from the invoice date of any item of Inventory financed by DFS, regardless of any period during which any finance charge subsidy shall be paid or payable by any third party.

                (b)     Working Capital Loans.

                        (i) Interest; Calculation. Borrower will pay DFS finance charges on the Daily Contract Balance (as defined below) at a per annum rate that is equal to the Prime Rate. The finance charges attributable to such rate will: (i) be computed based on a 360 day year; (ii) be calculated with respect to each day by multiplying the Daily Rate (as defined below) by the Daily Contract Balance; and (iii) accrue from the date DFS authorizes any Electronic Transfer (as defined in Section 3.5(b)(ii) below) or otherwise advances a Working Capital Loan to or for the benefit of Borrower, until DFS receives full payment of the principal debt Borrower owes DFS in good funds in accordance with DFS' payment recognition policy and DFS applies such payment to Borrower's principal debt in accordance with the terms of this Agreement.

                        (ii) Method of Transfer. Working Capital Loans will be made by DFS, at Borrower's direction, by paper check, electronic transfer by Automated Clearing House ("ACH"), Fed Wire Funds Transfer ("Fed Wire") or such other electronic means as DFS may announce from time to time (ACH, Fed Wire and such other electronic transfer are collectively referred to as "Electronic Transfers"). If Borrower does not request a Working Capital Loan be made in a specific method of transfer, DFS may determine from time to time in its sole discretion what method of transfer to use.

                (c) Definitions. The "Daily Charge" is the product of the Daily Rate multiplied by the Average Daily Balance. The "Daily Rate" is the quotient of the applicable annual rate provided herein or in any Statement of Transaction divided by 360. The "Daily Contract Balance" is the amount of outstanding principal debt which Borrower owes DFS on the Working Capital Loans at the end of each day (including the amount of all Electronic Transfers authorized) after DFS has credited payments which it has received on the Working Capital Loans. The "Average Daily Balance" is the quotient of: (i) the sum of the outstanding principal debt owed DFS on each day of a billing period for each item of Inventory identified on the Statement of Transaction, divided by (ii) the actual number of days in such billing period.

                (d)     Fees.

                        (i) Certain Charges. Borrower will (A) reimburse DFS for all charges made by banks, including charges for collection of checks and other items of payment and (B) pay DFS all fees and charges in effect from time to time for transfers of funds to or from the Borrower. DFS may, from time to time, announce its fees and charges for transfers of funds to or from Borrower, including the issuance of Electronic Transfers, provided, however, that DFS and Borrower hereby agree to a $5.00 fee for each ACH transfer and a $25.00 fee for each Fed Wire transfer.

                        (ii) Creative's Closing Fee. Creative shall pay the closing fee described in its agreement of even date with DFS.

                3.6 Billing Statement. DFS will send Borrower a monthly billing statement identifying all charges due on Borrower's account with DFS. The charges specified on each billing statement will be: (a) due and payable in full immediately on receipt; and (b) an account stated, absent manifest error. DFS may adjust the billing statement at any time to conform to applicable law and this Agreement.

                3.7 Loan Proceeds. The parties intend that all indebtedness incurred hereunder shall be governed exclusively by the terms of this Agreement and the other Loan Documents, and shall not, unless requested by DFS, be evidenced by notes or other evidences of indebtedness. Upon any such request, Borrower will immediately execute and deliver any such note or other evidence reasonably requested by DFS. Any fees, charges or expenses charged to DFS by any bank for payments made by DFS at Borrower's request shall be immediately payable by Borrower. All advances and other obligations of Borrower made hereunder will constitute a single obligation.

                3.8 Default Interest Rate. If a Default occurs, and unless and until cured, DFS may without prior demand, raise the rate of interest accruing on the disbursed unpaid principal balance of any Loan by three percentage points (3%) above the rate of interest otherwise applicable (the "Default Interest Rate"), whether or not DFS elects to accelerate the unpaid principal balances as a result of a Default. DFS will use reasonable efforts to notify Borrower before imposing the Default Interest Rate permitted by this Section.

                3.9 Interest Rate After Certain Events. If a judgment is entered against Borrower for sums due under any of the Obligations, as applicable, the amount of the judgment entered (which may include principal, interest, reasonable attorneys' fees and costs) shall bear interest at the judgment rate as permitted under applicable law as of the date of entry of the judgment. All Obligations of Borrower described in clauses (a) and (b) of the definition thereof shall bear interest at the Default Interest Rate.

                3.10 Verification Rights of DFS. DFS may, without notice to Borrower and at any time or times hereafter verify the validity, amount or any other matter which in DFS' reasonable credit judgment relates to any Account, by mail, telephone or other means, in the name of Borrower or DFS.

                3.11    Reports.

                        (a) Weekly Reports. Borrower agrees to provide DFS with a report each week, or more frequently if requested by DFS, in such form as is satisfactory to DFS, including supporting information regarding, but not limited to (i) a Borrowing Base Certificate; (ii) an Inventory aging report; (iii) a statement of the current Inventory status, showing the lower of cost (determined on a "first-in, first-out" basis) or market value thereof; and (iv) an aging of Accounts (the "Weekly Report"). The Weekly Report will be received by DFS each Monday after the date of the Agreement by noon (in the event that DFS is not open for business on a Monday then the Weekly Report will be due by noon of the next business day that DFS is open for business), or more frequently if so requested by DFS.

                        (b) Monthly Reports. Borrower agrees to provide to DFS by the 10th day of each month, or more frequently if requested by DFS, in each case as of the last day of the immediately prior month, each of the following: (i) Inventory aging report; (ii) aging of Accounts; and (iii) aging of Borrower's accounts payable (the "Monthly Reports").

                        (c) Other Reports. Borrower agrees to provide DFS within five (5) Business Days after each request by DFS any other report or information requested by DFS (the "Other Reports").

                        (d) Accuracy of Reports. The Weekly Report, Monthly Reports and the Other Reports will be true and correct in all respects. Borrower acknowledges DFS' reliance on the truthfulness and accuracy of each Weekly Report, Monthly Report and the Other Reports.

                3.12 Establishment of Reserves; Appraisals. Notwithstanding the foregoing provisions of Section 3.3, DFS shall have the right to establish reserves in such amounts, and with respect to such matters, as DFS shall deem necessary or appropriate, against the amount of Working Capital Loans which Borrower may otherwise request under Section 3.3, including, without limitation, with respect to (a) price adjustments, damages, unearned discounts, returned products or other matters for which credit memoranda are issued in the ordinary course of Borrower's business; (b) shrinkage, spoilage and obsolescence of Inventory; (c) slow moving Inventory; (d) other sums chargeable against Borrower as Working Capital Loans under any section of this Agreement; and (e) such other matters, events, conditions or contingencies as to which DFS, in its sole credit judgment determines reserves should be established from time to time hereunder.

                Borrower acknowledges that DFS may from time to time, but no less frequently than quarterly, obtain from an independent third party appraiser selected by DFS, an appraisal of the value of the Eligible Inventory. Borrower further acknowledges and agrees that DFS will have the right to decrease the advance rate set forth in Section 3.3(b) to reflect the value of the Eligible Inventory, as determined by any such appraisal. Borrower further acknowledges and agrees, however, that no increase in the advance rate set forth in Section 3.3(b) will be made as a result of any such appraisal.

                3.13    Capital Adequacy.

                        (a) In the event that DFS shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by DFS with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority, does or shall have the effect of reducing the rate of return on DFS' capital as a consequence of its obligations hereunder to a level below that which DFS could have achieved but for such adoption, change or compliance (taking into consideration DFS' policies with respect to capital adequacy) by an amount deemed by DFS, in its sole discretion, to be material, then DFS shall promptly notify Borrower of such event and from time to time, after submission by DFS to Borrower of a written demand therefor, Borrower shall pay to DFS such additional amount or amounts as will compensate DFS for such reduction.

                        (b) A certificate of DFS claiming entitlement to payment as set forth in Section 3.13(a) above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such payment, the additional amount or amounts to be paid to DFS, and the method by which such amounts were determined. In determining such amount, DFS may use any reasonable averaging and attribution method.

                3.14 Collections. Unless otherwise directed by DFS, to expedite collection of Accounts for the benefit of DFS, Borrower shall notify all of its Account Debtors to make payment of the Accounts to one or more lock-boxes under the sole control of DFS. The lock-box, and all accounts into which the proceeds of any such lock-box(es) are deposited, shall be established at banks selected by the Borrower and satisfactory to DFS in its sole discretion. Borrower shall issue to any such banks an irrevocable letter of instruction, in form and substance acceptable to DFS, directing such banks to deposit all payments or other remittances received in the lock-box to such account or accounts as DFS shall direct, for application against the outstanding balance of the Obligations. All funds deposited in the lock-box or any such account immediately shall become the property of DFS, and any disbursements of the proceeds in the lock-box or any such account will only be made to DFS. Borrower shall obtain the agreement of such banks to waive any offset rights against the funds so deposited. DFS assumes no responsibility for such lock-box arrangement, including, without limitation, any claim of accord and satisfaction or release with respect to deposits which any banks accept thereunder. All remittances which Borrower receives in payment of any Accounts, and the proceeds of any of the other Collateral, shall be: (i) kept separate and apart from Borrower's own funds so that they are capable of identification as DFS' property; (ii) held by Borrower as trustee of an express trust for DFS' benefit; and (iii) shall be immediately deposited in such accounts designated by DFS. All proceeds received or collected by DFS with respect to Accounts, and reserves and other property of Borrower in possession of DFS at any time or times hereafter, may be held by DFS without interest to Borrower until all Obligations are paid in full or applied by DFS on account of the Obligations. DFS may release to Borrower such portions of such reserves and proceeds as DFS may determine. Upon the occurrence and during the continuance of a Default, DFS may notify the Account Debtors that the Accounts have been assigned to DFS, collect the Accounts directly in its own name and charge the collection costs and expenses, including attorneys' fees, to Borrower. DFS has no duty to protect, insure, collect or realize upon the Accounts to preserve rights in them.

                3.15 Advancements. If Borrower fails to (a) perform any of the affirmative covenants contained herein, (b) protect or preserve the Collateral or (c) protect or preserve the status and priority of the Liens and security interest of DFS in the Collateral, DFS may make advances to perform those obligations. DFS will use reasonable efforts to give Borrower notice prior to making such advancement. All sums so advanced will be due and payable upon demand and will immediately upon advancement become secured by the security interests created by this Agreement and will be subject to the terms and provisions of this Agreement and all of the Loan Documents. DFS may add all sums so advanced, plus any expenses or costs incurred by DFS, including reasonable attorney's fees, as outstanding Loans as DFS may designate in its sole discretion. The provisions of this Section will not be construed to prevent the institution of rights and remedies of DFS upon the occurrence of a Default. Any provisions in this Agreement to the contrary notwithstanding, the authorizations contained in this Section will impose no duty or obligation on DFS to perform any action or make any advancement on behalf of Borrower and are for the sole benefit and protection of DFS.

                3.16 Continuing Requirements - Accounts. Borrower will: (a) if from time to time required by DFS, immediately upon their creation, deliver to DFS copies of all invoices, delivery evidences and other such documents relating to each Account; (b) not permit or agree to any extension, compromise or settlement or make any change to any Account except in the ordinary course of business; (c) affix appropriate endorsements or assignments upon all such items of payment and proceeds so that the same may be properly deposited by DFS to DFS' account; (d) immediately notify DFS in writing which Accounts may be deemed Ineligible Accounts; and (e) mark all chattel paper and instruments now owned or hereafter acquired by it to show that the same are subject to DFS' security interest and immediately thereafter deliver such chattel paper and instruments to DFS with appropriate endorsements and assignments to DFS.

                3.17 Floorplan Paydown. In the event (i) Borrower's outstanding indebtedness to DFS under the Floorplan Inventory Loan Facility exceeds at any time (ii)(a) the Working Capital Loan Availability, minus (b) the outstanding Working Capital Loans, Borrower will immediately pay to DFS, as a reduction of Borrower's total current outstanding indebtedness to DFS under the Floorplan Inventory Loan Facility, the difference between (i) Borrower's outstanding indebtedness to DFS under the Floorplan Inventory Loan Facility, and
(ii)(a) the Working Capital Loan Availability, minus (b) the outstanding Working Capital Loans.

        4.      TERM OF AGREEMENT

                4.1 Termination. This Agreement will continue in full force and effect and be non-cancellable by Borrower (except that it may be terminated by DFS upon ninety (90) days written notice to Borrower or in the exercise of its rights and remedies upon Default by Borrower) for a period commencing on the Effective Date and ending on the later of: (i) that date which is one (1) year from the Effective Date, or (ii) December 31, 1998 (the "Original Term"), and for successive one (1) year periods thereafter, subject to termination as to future transactions at the end of any such period after Borrower shall have given DFS the applicable Termination Notice (as defined below) and the applicable period relating thereto shall have expired. Such Termination Notice will be ineffective unless Borrower pays to DFS all Obligations and the sum described in Section 4.2 below on or before the termination date. Any termination of this Agreement by Borrower or DFS will have the effect of accelerating the maturity of all Obligations not then otherwise due. The "Termination Notice" shall mean Borrower's written notice to DFS indicating Borrower's intent to terminate this Agreement in accordance with the terms hereof either: (I) within one (1) day after DFS' receipt of such notice, or (II) within one-hundred fifty (150) days after DFS' receipt of such notice.

                4.2 Termination Privilege. Despite anything to the contrary in Section 4.1 of this Agreement, this Agreement may be terminated by Borrower at any time upon having given the applicable Termination Notice and, if terminated in accordance with the terms hereof during the Original Term, payment to DFS of the following sum (in addition to payment of all Obligations, whether or not by their terms then due) which sum represents liquidated damages for the loss of the bargain and not as a penalty, and the same is hereby acknowledged by
Borrower: the product of (a) (i) Six Thousand Dollars ($6,000) if Borrower shall have given DFS the Termination Notice described in Section 4.1(I) above, or (ii) One Thousand Five Hundred Dollars ($1,500) if Borrower shall have given DFS the Termination Notice described in Section 4.1(II) above, multiplied by (b) the number of months remaining in the Original Term. This sum will also be paid by Borrower if the Agreement is terminated on account of Borrower's Default.

                Termination on any date other than the anniversary date will not entitle Borrower to a refund of any fee. DFS shall be entitled to payment of all fees upon Default by Borrower which would have been payable during the original term of this Agreement, or any extension thereof, but for such early termination. These accelerated fees represent liquidated damages are not a penalty. Any such written notice of termination delivered by Borrower to DFS shall be irrevocable. It is understood that Borrower may elect to terminate this Agreement in its entirety only, no section or lending facility may be terminated singly.

                4.3 Effect of Termination. Borrower will not be relieved from any Obligations to DFS arising out of DFS' advances or commitments made before the effective termination date of this Agreement. DFS will retain all of its rights, interests and remedies hereunder until Borrower has paid all of Borrower's Obligations to DFS. All waivers set forth within this Agreement will survive any termination of this Agreement.

        5.      BORROWING AND REPAYMENT PROCEDURES

                5.1.    Borrowing Procedures.

                (a) Generally. A request for a Working Capital Loan shall be made, or shall be deemed to be made, in the following manner: (i) Borrower may give DFS written notice of its intention to borrow, in which notice Borrower shall specify the amount of the proposed borrowing and the proposed borrowing date; (ii) the becoming due of any amount required to be paid under this Agreement as interest shall be deemed irrevocably to be a request for a Working Capital Loan on the due date in the amount required to pay such interest; and
(iii) the becoming due of any other Obligations shall be deemed irrevocably to be a request for a Working Capital Loan on the due date in the amount then so due.

For purposes of subpart (i) above, Borrower agrees that DFS may rely and act upon any request for a Working Capital Loan from any individual who DFS, absent gross negligence or willful misconduct, reasonably believes to be a representative of Borrower.

                (b) Conditions Precedent to Each Working Capital Loan. Without limiting the applicability of the conditions precedent set forth in Section 7 below to DFS' obligation to make any Working Capital Loan, the obligation of DFS to make any Working Capital Loan shall be subject to the further conditions precedent that, on the date of each such Working Capital
Loan:

                (i) The following statements shall be true: (A) the representations and warranties contained in Section 8 hereof are correct on and as of the date of such Working Capital Loan as though made on and as of such date, and (B) there exists no Default or Unmatured Default, nor would any Default or any Unmatured Default result from the making of the Working Capital Loan requested by Borrower;

                (ii) Borrower shall have signed and sent to DFS, if DFS so requests, a request for advance, setting forth in writing the amount of the Working Capital Loan requested; provided, however, that the foregoing condition precedent shall not prevent DFS, if it so elects in its sole discretion, from making a Working Capital Loan pursuant to Borrower's non-written request therefor;

                (iii) DFS shall have received a completed Borrowing Base Certificate, signed by the Borrower, and dated not more than one (1) day prior to the date of Borrower's request for such Working Capital Loan; and

                (iv) DFS shall have received such other approvals, opinions or documents as it may reasonably request.

Borrower agrees that the making of a request by Borrower for a Working Capital Loan, shall constitute a certification by Borrower and the Person(s) executing or giving the same that all representations and warranties of Borrower herein are true as of the date thereof and that all required conditions to the making of the Working Capital Loan have been met.

                5.2 Excess Advances. DFS, in its sole and absolute discretion, may elect to permit the total unpaid balance of Loans to exceed the Total Credit Limit (the "Excess Advances"), and no such event or occurrence shall cause or constitute a waiver by DFS of its right to demand payment of all or any part of the Loans at any time within the terms of this Agreement or to refuse, in its sole and absolute discretion, to make such further Loans. Any such Excess Advances shall be payable immediately upon demand therefor, unless otherwise specifically agreed to by DFS, and shall bear interest at the Default Interest Rate.

                5.3 All Loans One Obligation. All Obligations of Borrower to DFS under this Agreement and all other agreements between Borrower and DFS shall constitute one obligation to DFS secured by the security interest granted in this Agreement, and by all other Liens heretofore, now, or at any time or times hereafter granted by Borrower. All of the rights of DFS set forth in this Agreement shall apply to any modification of or supplement to this Agreement, or Exhibits hereto, unless otherwise agreed in writing.

                5.4 Payments of Principal and Interest. All payments and amounts due hereunder by Borrower shall be made or be payable without set-off or counterclaim and shall be made to DFS on the date due at its office(s) responsible for Borrower's account, or at such other place which DFS may designate to Borrower in writing. Any payments received after such time shall be deemed received on the next Business Day. Whenever any payment to be made hereunder shall be stated to be due on a date other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall be included in the computation of payment of interest or any fees.

                5.5 Collection Days. All payments and all amounts received hereunder will be credited by DFS to Borrower's account two (2) Business

Days after good funds have been deposited into DFS' general operating account.

        6.      SECURITY FOR THE OBLIGATIONS

                6.1 Grant of Security Interest. To secure payment of all of Borrower's current and future Obligations and to secure Borrower's performance of all of the provisions under this Agreement and the other Loan Documents, Borrower grants DFS a security interest in all of Borrower's inventory, equipment, fixtures, accounts, contract rights, chattel paper, security agreements, instruments, deposit accounts, reserves, documents and general intangibles; and all judgments, claims, insurance policies, and payments owed or made to Borrower thereon; all whether now owned or hereafter acquired, all attachments, accessories, accessions, returns, repossessions, exchanges, substitutions and replacements thereto, and all proceeds thereof. All such assets are collectively referred to herein as the "Collateral." All such terms for which meanings are provided in the Uniform Commercial Code are used herein with such meanings. All Collateral financed by DFS, and all proceeds thereof, will be held in trust by Borrower for DFS, with such proceeds being payable in accordance with this Agreement. Borrower covenants with DFS that DFS may realize upon all or part of any Collateral in any order it desires and any realization by any means upon any Collateral will not bar realization upon any other Collateral. Borrower's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder.

                6.2 Future Advances. DFS' security interests shall secure all current and all future advances to Borrower made by DFS under the Loan Documents.

                6.3 Financing Statements. Borrower shall execute and deliver to DFS for the benefit of DFS such original documents as may be required by DFS with respect to DFS' security interests.

                6.4 Guaranties. Borrower shall cause any and all Subsidiaries, whether now existing or hereafter acquired, to execute and deliver collateralized guaranties of the Obligations secured by a first priority, perfected security interest in the assets described therein.

                6.5 Further Assurances. Borrower will execute and deliver to DFS, at such time or times as DFS may request, all financing statements, security agreements, assignments, certificates, affidavits, reports, schedules, and other documents and instruments that DFS may deem necessary to perfect and maintain perfected DFS' security interests in the Collateral and to fully consummate the transactions contemplated under all Loan Documents. All filing, recording or registration fees shall be payable by Borrower.

        7.      CONDITIONS PRECEDENT

        All duties and obligations of DFS under the Loan Documents on the Effective Date, and at all times during the term of this Agreement, are specifically subject to the full and continued satisfaction by Borrower of the conditions precedent set forth below.

                7.1 Conditions Precedent. The following conditions must be satisfied as of the date of the initial Loan made hereunder;

(a)     DFS' Counsel.  DFS' counsel must approve of all matters pertaining to
(i) title to the Collateral; (ii) the form, substance and due execution of all Loan Documents; (iii) Borrower's organizational documents; and (iv) all other legal matters, including the application of any laws relating to usury.

(b) Material Change. There must not have been any material adverse change, between Borrower's date of organization and the Effective Date, in the condition of Borrower, the condition of the Business, the value and condition of the Collateral, the structure of Borrower other than as contemplated herein, or in the financial information, audits and the like obtained by DFS.

(c) Perfected Liens. DFS shall have a perfected first priority Lien and security interest in the Collateral, subject only to the Permitted Liens.

(d) Insurance. Borrower shall provide DFS with certificates of insurance evidencing that Borrower has obtained the insurance as required in Section 9.1.2.

(e) Laws. Borrower and its Subsidiaries shall be in compliance with all applicable laws and governmental regulations, including, but not limited to, all Environmental Laws, the failure to comply with which would have a material adverse effect on Borrower, its Subsidiaries or the Business.

(f) Certificate of Good Standing. A certificate of good standing for Borrower (or other similar certificate) must be delivered to DFS, from the appropriate governmental authority of Borrower's state of incorporation and other jurisdictions in which Borrower does business, dated not earlier than 30 days prior to the Effective Date.

(g) Opinion of Borrower's Counsel. DFS must receive a written opinion from counsel for Borrower, dated the Effective Date, and addressed to and for the benefit of DFS, in form and substance satisfactory to DFS.

(h) UCC Searches. DFS must receive a certificate from a provider of financing statement searches acceptable to DFS which identifies all financing statements of public record not more than 5 days before the Effective Date, that pertain to the Collateral.

(i) Other Documents. Such other documents, certificates, submissions, insurance policies and other matters as reasonably requested by DFS relating to the transaction herein contemplated.

(j) President's Certificate. In the form attached hereto as Exhibit 7.1(j) compliance with all of the terms and conditions in the Loan Documents.

(k) Articles of Incorporation. A certified copy of the Articles of Incorporation, By-Laws and the resolutions of the directors of Borrower authorizing the transactions contemplated by this Agreement.

(l) Secretary's Certificate of Resolution and Incumbency. In the form attached hereto as Exhibit 7.1(l).

(m) Pre-closing Expenses. Borrower shall pay to DFS all fees and expenses required under this Agreement that are due on or before the Effective Date.

(n) Pre-closing Reviews. DFS must complete reviews with satisfactory results of Borrower's Inventory and Accounts. All costs and expenses for such pre-closing reviews will be included within the pre-closing expenses.

(o) Payoff Letter. A lien release and payoff letter executed by any and all lienholders on any of the Collateral, other than with respect to the Permitted Liens.

(p) Collection Documentation. The lockbox and related documentation required pursuant to the provisions of Section 3.14 hereof.

(q) Order. The issuance of the Order in a form and upon such terms and conditions as are acceptable to DFS.

(r) Asset Acquisition. DFS' satisfactory review of all of the documents, instruments and agreements pursuant to which the Asset Acquisition is to be consummated, including but not limited to the Purchase Agreement.

(s) Absence of Legal Proceedings. DFS shall have determined that no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the Purchase Agreement or the consummation of the transactions contemplated hereby or thereby or which, in DFS' sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement, any of the other Loan Documents or the Purchase Agreement.

(t) Solvency. DFS shall have received such certificates and documents reflecting the Solvency of Borrower, after giving effect to the transactions contemplated by this Agreement and the Purchase Agreement, as DFS shall find acceptable, including without limitation, pro-forma balance sheets, forecasted financial statements consisting of balance sheets, income statements and cash flow statements for Borrower covering at least the three-year period commencing on the Effective Date, prepared by Borrower and a fair valuation balance sheet for Borrower showing that Borrower is Solvent.

(u)  Guaranty.  The guaranty of each Guarantor.

        8.      REPRESENTATIONS AND WARRANTIES

                To induce DFS to enter into this Agreement, Borrower makes the representations and warranties set forth below, all of which will remain true in all material respects during the term of this Agreement. Borrower acknowledges DFS' justifiable right to rely upon the representations and warranties set forth below.

                8.1 Financial Statements. Creative's audited consolidated financial statements as of December 31, 1996 and Borrower's unaudited consolidated financial statement as of June 30, 1997, copies of which have been previously submitted to DFS, have been prepared in conformity with GAAP and present fairly the financial condition of Creative and its consolidated Subsidiaries as at such dates and the results of their operations for the periods then ended. Borrower warrants and represents to DFS that all financial statements and information relating to Borrower or any Guarantor which have been or may hereafter be delivered by Borrower or any Guarantor are true and correct and have been and will be prepared in accordance with GAAP and, with respect to such previously delivered statements or information, there has been no material adverse change in the financial or business condition of Borrower or any Guarantor since the submission to DFS, either as of the date of delivery, or, if different, the date specified therein, and Borrower acknowledges DFS' reliance thereon.

                8.2 Non-Existence of Defaults. Neither Borrower nor any of its Subsidiaries is in default with respect to any material amount of its existing Indebtedness. The making and performance of this Agreement and all other Loan Documents, will not immediately, or with the passage of time, the giving of notice, or both: (a) violate the provisions of the bylaws or any other corporate document of Borrower; (b) violate any laws to the best of Borrower's knowledge after diligent inquiry; (c) result in a material default under any contract, agreement, or instrument to which Borrower is a party or by which Borrower or its properties are bound; or (d) result in the creation or imposition of any security interest in, or Lien or encumbrance upon, any of the Collateral except the Permitted Liens.

                8.3 Litigation. Set forth on Exhibit 8.3 is a list of all actions, suits, investigations or proceedings pending or, in the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries, as of the date hereof in which there is a reasonable probability of an adverse decision which would materially and adversely affect Borrower, the Business, or the Collateral.

                8.4 Material Adverse Changes. Borrower does not know of any material adverse change in the Business, or in Borrower's or any of the Subsidiaries' assets, liabilities, properties, or condition, financial or otherwise.

                8.5 Title to Collateral. Except as set forth on Exhibit 8.5, Borrower has good and marketable title to all of the Collateral, free and clear of any and all Liens, claims and encumbrances, other than the Permitted Liens.

                8.6 Corporate Status. Borrower and each of the Subsidiaries is a corporation duly organized and validly existing, in good standing, with perpetual corporate existence, under the laws of their respective jurisdictions of formation. Borrower and its Subsidiaries have the corporate power and authority to own their properties and to transact the Business in which they are engaged and presently propose to engage. Borrower and each Subsidiary is duly qualified as a foreign corporation and in good standing in all states where the nature of their Business or the ownership or use of their property requires such qualification, and where failure to so qualify would have a material adverse effect on its Business, operations or financial condition.

                8.7 Subsidiaries. Exhibit 8.7 hereto lists the Subsidiaries as of the Effective Date.

                8.8 Power and Authority. Borrower has the corporate power to borrow and to execute, deliver and carry out the terms and provisions of the Loan Documents. Borrower has taken or caused to be taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and all other Loan Documents and the borrowing thereunder.

                8.9 Place of Business. Borrower's chief executive office and the principal place of business is located at 2645 Maricopa Street, Torrance California 90503. Borrower's records concerning the Collateral are kept at such chief executive office, or will be kept at such other place that Borrower informs DFS of not less than 30 days in advance of relocation.

                8.10 Enforceability of the Loan Documents. The Loan Documents executed by Borrower are the valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

                8.11 Taxes. Borrower's federal tax identification number is 33-0775244. Borrower has: (a) filed all federal, state and local tax returns and other reports that it is required by law to file, (b) paid or caused to be paid all taxes, assessments and other governmental charges that are due and payable, the failure of which to pay would have a material adverse effect on the Business, except those contested in good faith and in accordance with accepted procedures, and for which adequate reserves have been established in accordance with GAAP, and (c) made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable. Borrower has no knowledge of any deficiency or additional assessment in a material amount in connection with any taxes, assessments or charges.

                8.12 Compliance with Laws. Borrower, to the best of its knowledge after diligent inquiry, has complied, and shall cause each Subsidiary to comply, in all material respects with all applicable laws, including any Environmental Laws and any zoning laws, the failure to comply with which would have a material adverse effect on Borrower individually, or Borrower and its Subsidiaries on a consolidated basis.

                8.13 Consents. Borrower and the Subsidiaries have obtained all material consents, permits, licenses, approvals or authorization of, or effected the filing, registration or qualification with, any governmental entity which is required to be obtained or effected by Borrower and the Subsidiaries in connection with the Business or the execution and delivery of this Agreement and the other Loan Documents the failure of which to obtain or effect would have a material adverse effect on Borrower individually, or on Borrower and its Subsidiaries on a consolidated basis.

                8.14 Purpose. Borrower will use the advances which DFS makes under the Credit Facility solely for lawful purposes and to the extent not inconsistent with the terms of this Agreement.

                8.15    [INTENTIONALLY DELETED]

                8.16 Capital. All issued shares and all outstanding shares in the Subsidiaries as reflected in Borrower's financial statements are validly issued pursuant to proper authorization of the board of directors of such Subsidiary, and are fully paid, and non-assessable. There are no outstanding subscriptions, warrants, options, calls or commitments, obligations or securities convertible or exchangeable for shares of any stock of Borrower or the Subsidiaries. All Borrower's and Subsidiary's issued shares and outstanding capital stock are fully paid and non-assessable, and each such Person's capital structure is as set forth on Exhibit 8.16.

                8.17 Location of Collateral. Exhibit 8.17 describes the locations where any of the Collateral is located or stored as of the date hereof.
                8.18 Real Property. Neither Borrower nor any Subsidiary own or lease any real property, except as set forth on Exhibit 8.18 attached hereto.

                8.19 Warranties and Representations-Accounts. For each Account listed by Borrower on any Borrowing Base Certificate, Borrower warrants and represents to DFS that at all times, unless specified in writing by Borrower to DFS (which specification Borrower hereby acknowledges may, as DFS shall determine, reduce Borrower's availability for Loans hereunder): (a) such Account is genuine; (b) such Account is not evidenced by a judgment or promissory note or similar instrument or agreement; (c) it represents an undisputed bona fide transaction completed in accordance with the terms of the invoices and purchase orders relating thereto; (d) the goods sold or services rendered which resulted in the creation of such Account have been delivered or rendered to and accepted by the Account Debtor; (e) the amounts shown on the Borrowing Base Certificate, Borrower's books and records and all invoices and statements delivered to DFS with respect thereto are owing to Borrower and are not contingent; (f) no payments have been or will be made thereon except payments turned over to DFS; (g) there are no known offsets, counterclaims or disputes existing or aserted with respect for any and Borrower has not made any agreement with the Account Debtor for any deduction or discount of the sum payable thereunder except regular discounts allowed by Borrower in the ordinary course of its business for prompt payment; (h) there are no known facts or events which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount shown on the Borrowing Base Certificate, Borrower's books and records and the invoices and statements delivered to DFS with respect thereto; (i) all persons acting on behalf of the Account Debtor thereon have the authority to bind the Account Debtor; (j) the goods sold or transferred giving rise thereto are not subject to any Lien, claim, encumbrance or security interest which is superior to that of DFS; (k) such Account is subject to DFS' perfected, first priority security interest and no other Lien other than a Permitted Lien; and (l) there are no proceedings or actions known to Borrower which are threatened or pending against the Account Debtor thereon which might result in any material adverse change in such Account Debtor's financial condition.

                8.20 Environmental, Health and Safety Matters. Except as disclosed on Exhibit 8.20: (a) the operations of Borrower and each of the Subsidiaries complies in all respects with (i) all applicable Environmental Laws, and (ii) all applicable OSHA Laws; (b) none of the operations of Borrower or any Subsidiary are subject to any judicial or administrative proceeding alleging the Violation of any Environmental Law or OSHA Law; (c) none of the operations of Borrower or any Subsidiary is the subject of federal or state investigation evaluating whether any remedial action is needed to respond to (i) a spillage, disposal or release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, or (ii) any unsafe or unhealthful condition at any premises of Borrower or any Subsidiary; (d) neither Borrower nor any Subsidiary has filed any notice under any Environmental Law or OSHA Law indicating or reporting (i) any past or present spillage, disposal or release into the environment of, or treatment, storage or disposal of, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (ii) any unsafe or unhealthful condition at any premises of Borrower or any Subsidiary; and (e) neither Borrower nor any Subsidiary has any known contingent liability in connection with (i) any spillage, disposal or release into the environment of, or otherwise with respect to, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (ii) any unsafe or unhealthful condition at any premises of Borrower or any Subsidiary.

                8.21 Patents, Copyrights, Trademarks, Etc. The Borrower and each of the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others. All such licenses, patents, trademarks, trade names, service marks and copyrights, and applications therefor existing on the date hereof are listed on Exhibit 8.21.

                8.22 Solvency. The Borrower and each of the Subsidiaries is now and after giving effect to the initial Loans made hereunder, at all times, will be, Solvent.

                8.23 Leases. Exhibit 8.23(a) attached hereto is a complete listing of all capitalized leases of Borrower and Exhibit 8.23(b) attached hereto is a complete listing of all operating leases of Borrower.

                8.24 Labor Relations. Except as described on Exhibit 8.24 attached hereto and made a part hereof, neither Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement, and there are no material grievances, disputes or controversies with any union or any other organization of Borrower's employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

                8.25 Business Locations; Agent for Process. During the preceding seven (7) year period, Borrower has had no office, place of business or agent for service of process located in any state or county other than as shown Exhibit 8.17.

                8.26 Warranties and Representations-Inventory. For each item of Inventory listed by Borrower on any Borrowing Base Certificate, Borrower covenants, warrants and represents to DFS that at all times: (a) Inventory will be kept only at the locations indicated on Exhibit 8.17; (b) [INTENTIONALLY DELETED]; (c) Borrower now keeps and will keep correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and the selling price thereof, the daily withdrawals therefrom and the additions thereto; (d) Inventory is not and will not be stored with a bailee, repairman, warehouseman or similar party without DFS' prior written consent, and Borrower will, concurrently with delivery to such party, cause any such party to issue and deliver to DFS, in form acceptable to DFS, warehouse receipts, in DFS' name evidencing the storage of such Inventory, and waivers of warehouseman's liens in favor of DFS; (e) Borrower will pay all taxes, rents, business taxes, and the like on the premises where the Inventory is located; and (f) Borrower will not rent, lease, lend, demonstrate, pledge, consign, transfer or secrete any of the Inventory or use any of the Inventory for any purpose other than exhibition and sale to buyers in the ordinary course of business, without DFS' prior written consent.

                8.27 Warranties and Representations-Purchase Agreement. Each and every representation, Agreement is accurate and correct as of the date hereof, and is hereby deemed made to DFS as of the date hereof as if fully set forth herein.

                8.28 Reaffirmation. Each request for a Loan made by Borrower pursuant to this Agreement or any of the other Loan Documents shall constitute
(a) an automatic representation and warranty by Borrower to DFS that there does not then exist any Default or any Unmatured Default, and (b) a reaffirmation as of the date of said request of all of the representations and warranties of Borrower contained in this Agreement and the other Loan Documents.

                8.29 Survival of Representations and Warranties. Borrower covenants, warrants and represents to DFS that all representations and warranties of Borrower contained in this Agreement or any of the other Loan Documents shall be true at the time of Borrower's execution of this Agreement and the other Loan Documents, and shall survive the execution, delivery and acceptance thereof by DFS and the parties thereto and the closing of the transactions described therein or related thereto until three (3) years after all Obligations of any kind and any nature have been indefeasibly satisfied in full by Borrower or until otherwise agreed to in writing by DFS.

        9.      BORROWER'S COVENANTS

                9.1 Affirmative Covenants. During the term of this Agreement and thereafter for so long as any Obligations are outstanding and unpaid, Borrower covenants that unless otherwise consented to by DFS in writing, it shall perform all the acts and promises required by this Agreement and all the acts and promises set forth below.

                      9.1.1 Payment and Performance. Borrower will pay and perform all Obligations in full when and as due hereunder.

                      9.1.2  Insurance.

(a) Type of Insurance. Borrower will at all times cause the Business and the Collateral to be insured by insurers of reasonable financial soundness and having an A. M. Best rating of A or better, with such policies, against such risks and in such amounts as are appropriate for reasonably prudent businesses in Borrower's industry and of Borrower's size and financial strength.

(b) Requirements as to Insurance Policies. The policies of insurance which Borrower is required to carry shall comply with the requirements listed below:

(i) Each such policy shall provide that it may not be canceled or allowed to lapse at the end of a policy period without at least 30 days' prior written notice to DFS;

(ii) Each liability and hazard insurance policy shall name DFS as an additional insured; and

(iii) Each property insurance policy required hereunder shall contain a standard lender's loss payable clause in favor of DFS. Such insurance policies shall also contain lender's loss payable endorsements satisfactory to DFS providing, among other things, that any loss shall be payable in accordance with the terms of such policy notwithstanding any act of Borrower which might otherwise result in forfeiture of such insurance;

(c) Collection of Claims. Borrower will promptly advise DFS of any insured casualty and Borrower agrees that DFS may direct all insurance proceeds therefrom to be paid directly to DFS to the extent that such loss is not adequately insured under an insurance policy which names DFS as a loss payee, and hereby appoints DFS its attorney-in-fact for such purpose.

(d) Blanket Policies. Any insurance required hereunder may be supplied by means of a blanket or umbrella insurance policy.

(e) Delivery of Policies or Certificates of Insurance. Borrower shall deliver to DFS certificates of insurance issued by insurers to evidence that the insurance maintained by Borrower complies with the requirements hereunder.

                      9.1.3 Collection of Receivables; Sale of Inventory. Borrower will collect its Accounts and sell its Inventory only in the ordinary course of business, unless written permission to the contrary is obtained from DFS.

                      9.1.4 Notice of Litigation and Proceedings. Borrower will give prompt notice to DFS of: (a) any litigation or proceeding (including fines and penalties of any public authority) in which it, or any of the Subsidiaries is a party in which there is a reasonable probability of an adverse decision which might materially and adversely affect its or any of its Subsidiary's operations, financial condition, property or the Business, whether or not the claim is considered to be covered by insurance; (b) any class action litigation against it, regardless of size; and (c) the institution of any other suit or proceeding that might materially and adversely affect its or any of its Subsidiary's operations, financial condition, property or the Business.

                      9.1.5 Payment of Indebtedness to Third Persons. Borrower will, and will cause each Subsidiary to, pay, when due, all Indebtedness and any other liability due third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor satisfactory to DFS in accordance with GAAP being set aside by Borrower or such Subsidiary. DFS will use reasonable efforts to attempt to give Borrower notice before DFS requires Borrower to set aside additional reserves.

                      9.1.6 Notice of Change of Business Location. Borrower will notify DFS 30 days in advance of: (a) any change in or discontinuation of the location of the Collateral, Borrower's principal place of business, or any of the Subsidiaries' existing offices or places of business, (b) the establishment of any new places of business relating to the Business, and (c) any change in or addition to the locations where Borrower's Inventory or records are kept.

                      9.1.7 Payment of Taxes. Borrower will, and will cause each Subsidiary to, pay or cause to be paid, when and as due, all taxes, assessments and charges or levies imposed upon it or on any of its property or that it is required to withhold and pay over to the taxing authority or that it must pay on its income, the failure of which to pay would have a material adverse effect on Borrower individually, or on Borrower and the Subsidiaries on a consolidated basis, except where contested in good faith by appropriate proceedings with adequate reserves therefor satisfactory to DFS, in accordance with GAAP, having been set aside by Borrower or such Subsidiary. DFS will use reasonable efforts to give Borrower notice before DFS requires additional reserves. However, Borrower will and will cause each Subsidiary to, pay or cause to be paid all such taxes, assessments, charges or levies immediately whenever foreclosure of any Lien that attaches on the Collateral appears imminent.

                      9.1.8 Further Assurances. Borrower agrees to, and will cause each Subsidiary to, execute such other and further documents, including, without limitation, deeds of trust, promissory notes, security agreements, financing statements, continuation statements, certificates of title, and the like as may from time to time in the reasonable opinion of DFS be necessary to perfect, confirm, establish, re-establish, continue, or complete the security interests, collateral assignments and Liens in the Collateral, and the purposes and intentions of this Agreement.

                      9.1.9 Maintenance of Status. Borrower will take all necessary steps to (a) preserve its, and each Subsidiary's, existence as a corporation, (b) preserve Borrower's and the Subsidiaries' franchises and permits, and (c) comply with all present and future material agreements to which Borrower, or any of the Subsidiaries, is subject, and (d) maintain, and cause each Subsidiary to maintain, its qualification and good standing in all states in which such qualification is necessary or in which the failure to be so qualified might have a material adverse effect on the financial condition or properties of Borrower or the Business. Borrower will not change the nature of the Business during the term of this Agreement without DFS' prior written consent, which consent shall not be unreasonably withheld.

                      9.1.10 Financial Statements; Reporting Requirements; Certification as to Events of Defaults. During the term of this Agreement, Borrower will furnish two copies of the following to DFS:

(a) within 90 days after the end of each fiscal year, annual financial statements for Creative and its Subsidiaries as of the end of such fiscal year, consisting of a consolidated and consolidating balance sheet, consolidated and consolidating statement of operations, consolidated and consolidating statements of cash flows and consolidated and consolidating statement of stockholder's equity, in comparative form, together with a narrative description of the financial condition and results of operations and the liquidity and capital resources of Creative and setting forth in comparative form the corresponding figures for the corresponding period of the prior fiscal year and the corresponding figures from the most recent financial projections of Creative and its Subsidiaries, discussing the reasons for any significant variations. The statements and balance sheet will be audited by an independent firm of certified public accountants selected by Creative and acceptable to DFS, and certified by that firm of certified public accountants to have been prepared in accordance with GAAP. The certified public accountants will render an unqualified opinion as to such statements and balance sheets. DFS will have the absolute and irrevocable right, from time to time, to discuss the affairs of Creative and its Subsidiaries directly with the independent certified public accountant after prior notice to Creative and the reasonable opportunity of Creative to be present at any such discussions;

(b) by the 45th day of each quarter, a certificate of the President, or Chief Financial Officer, in the form of Exhibit 9.1.10(b) attached hereto, of Borrower stating that such Person has reviewed the provisions of the Loan Documents and that a review of the activities of Borrower during such quarter has been made by or under such Person's supervision with a view to determining whether Borrower has observed and performed all of Borrower's obligations under the Loan Documents, and that, to the best of such Person's knowledge, information and belief, Borrower has observed and performed each and every undertaking contained in the Loan Documents and is not at the time in default in the observance or performance of any of the terms and conditions thereof or, if Borrower will be so in default, specifying all of such defaults and events of which such Person may have knowledge;

(c) promptly upon receipt thereof, copies of all final reports and final management letters submitted to Borrower or any of the Borrower's Subsidiaries by independent accountants in connection with any annual or interim audit of the books of Borrower or such Subsidiaries made by such accountants;

(d) copies of any and all reports, filings and other documentation delivered to the Securities and Exchange Commission or any state securities commission by or on behalf of Borrower promptly after the delivery thereof, if applicable; and

(e) any other statements, reports and other information as DFS may reasonably request concerning the financial condition or operations of Borrower and its properties.

                      9.1.11 Notice of Existence of Default. Borrower will, and will cause its Subsidiaries to, promptly notify DFS of: (a) the existence of any known condition or event, which constitutes a Default or an Unmatured Default and (b) the actual or threatened termination, suspension, lapse or relinquishment of any material license, authorization, permit or other right granted Borrower or for Borrower's benefit and used in the Business, or granted to any of its Subsidiaries or for any such Subsidiaries' benefit, by any governmental agency material to the Business.

                      9.1.12 Compliance with Laws. Borrower will, and will cause its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders.

                      9.1.13 Maintenance of Collateral. Borrower will maintain all material Collateral and every part thereof in good condition and repair. Borrower will not permit the value of the Collateral to be materially impaired. Borrower will defend the Collateral against all claims and legal proceedings by persons other than DFS. Borrower will not transfer the Collateral from the premises where now located (other than Inventory sold in the ordinary course of business and other Collateral transferred in the ordinary course of business), or permit the Collateral to become a fixture or accession (unless so affixed on the Effective Date) to any goods which are not items of Collateral, without the prior written approval of DFS. Borrower will not permit the Collateral to be used in violation of any applicable law, regulations, or any policy of insurance. As to Collateral consisting of instruments and chattel paper, Borrower will preserve rights in it against prior parties.

                      9.1.14 Collateral Records and Statements. Borrower will keep such accurate and complete books and records pertaining to the Collateral in such detail and form as DFS reasonably requires, including, but not limited to: schedules of inventory; original orders; invoices; shipping documents; billing settlements and receivables; sold receivables; Inventory listing containing model, serial number (if available) and location. Other reporting will be available upon request by DFS, including, but not be limited to, accounts payable agings in such form as DFS reasonably requires. The statements will be in the form and will contain the information as is prescribed by DFS.

                      9.1.15  Inspection of Collateral.   DFS and any third
party appraiser selected by DFS may examine the Collateral at any time, and from time to time during normal business hours. DFS and any third party appraiser selected by DFS will have full access to, and the right to: (a) review, inspect and make abstracts and copies from Borrower's books and records pertaining to the Collateral, and (b) inspect and examine Inventory and check and test the same as to quality, quantity, Value and condition, wherever located, at any time during reasonable business hours, and from time to time. Borrower will assist DFS and any third party appraiser selected by DFS in so doing. Borrower will pay a fee to DFS in the amount of $550 per auditor, per day, plus all out-of-pocket expenses (including but not limited to costs, fees and expenses of any third party appraiser selected by DFS), incurred in connection with any such Collateral review and any other reviews performed under the Loan Documents as frequently as DFS shall reasonably determine, but at least quarterly, and Borrower agrees that such fee is not interest but rather reimburses DFS for its out-of-pocket and allocated overhead expenses incurred in conducting such audits.

                      9.1.16 Landlord's Agreements. Borrower will provide or cause to be provided, on the Effective Date, landlord waivers and agreements in a form acceptable to DFS with respect to leased real property and with respect to any future leases, prior to entering into them.

                9.2 Negative Covenants. During the term of this Agreement and thereafter, for so long as any Obligations are outstanding and unpaid, Borrower covenants that unless otherwise consented to in writing by DFS, Borrower shall not perform or cause or permit to be performed the following acts:

                      9.2.1 Change of Name, Etc. Borrower and the Subsidiaries will not change their name, or begin to trade under any assumed names or trade names without thirty (30) days prior written notice to DFS. Borrower will not, and will not permit any Subsidiary to, change its manner of organization, enter into any mergers, consolidations, reorganizations or recapitalizations without DFS' prior written consent other than as contemplated herein which consent shall not be unreasonably withheld.

                      9.2.2 Sale or Transfer of Assets. Except in the ordinary course of business, or except as consented to in writing by DFS, Borrower and the Subsidiaries will not sell, transfer, lease (including sale-leaseback) or otherwise dispose of all or any substantial part of their assets. This provision will not apply to any sale if the proceeds of such sale pay the Obligations in full.

                      9.2.3 Encumbrance of Assets. Borrower will not, and will not permit a Subsidiary to, mortgage, pledge, grant or permit to exist a security interest in or Lien upon any of the Collateral, now owned or hereafter acquired except for the Permitted Liens.

                      9.2.4 Acquisition of Stock or Assets; New Subsidiaries. Borrower and the Subsidiaries will not, without using all reasonable efforts to give 30 days prior written notice to DFS, acquire, or enter into any agreement, commitment letter or letter of intent to acquire, all or substantially all the assets of, equity interest or stock in, another business. Borrower will not, without DFS' prior written consent, hereafter create any new Subsidiaries.

                      9.2.5 False Certificates or Documents. Borrower has not and will not, and will not permit any Subsidiary to, furnish DFS with any certificate or other document that contains any untrue statement of material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                      9.2.6 Assignment. Borrower will not assign or attempt to assign the Loan Documents or any of its interests under the Loan Documents, except in favor of DFS.

                      9.2.7 Transactions with Affiliates. Borrower will not enter into any contracts, leases, sales or other transactions with any Affiliate on terms less favorable than could be obtained generally by Borrower from a non-Affiliate.

                      9.2.8 Dividends. Borrower will not declare or pay any dividends upon its capital stock without DFS' prior written consent.

                      9.2.9  [INTENTIONALLY DELETED]

                      9.2.10 Loans by Borrower. Borrower will not, and will not permit any Subsidiary to, make any loan to any Person, except for loans in anticipation of reasonable and normally reimbursable business expenses and trade credit extended in the ordinary course of Business.

                      9.2.11 Fiscal Year. Borrower will not, and will not permit any Subsidiary to, change its fiscal year-end without sixty (60) days prior written notice to DFS.

                      9.2.12 Total Indebtedness. Borrower shall not create, incur, assume, or suffer to exist, or permit any Subsidiary to create, incur or suffer to exist, any Indebtedness, except:

                      (a)  the Obligations;
                      (b)  Subordinated Debt;
                      (c)  Indebtedness of any Subsidiary to Borrower; and

(d) Accounts payable to trade creditors and current operating expenses (other than for money borrowed) incurred in the ordinary course of business which are aged not more than thirty (30) days past due, unless actively contested in good faith and by appropriate and lawful proceedings and for which adequate reserves have been established in accordance with GAAP.

                      9.2.13 Adverse Transactions. Borrower will not enter into any transaction, or permit any Subsidiary to enter into any transaction, which materially and adversely affects or may materially and adversely affect the Collateral or Borrower's ability to repay the Obligations or permit or agree to any material extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account, including any of the terms relating thereto, other than discounts and allowances in the ordinary course of business, all of which shall be reflected in the Borrowing Base Certificate submitted to DFS pursuant to Section 3.3 of this Agreement.

                      9.2.14 Guaranties. Borrower will not guarantee, assume, endorse or otherwise, in any way, become directly or contingently liable with respect to the Indebtedness of any Person, except by endorsement of instruments or items of payment for deposit or collection.

                      9.2.15 Bill-and-Hold Sales, Etc. Borrower will not make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval or consignment basis, or any sale on a repurchase or return basis.

                      9.2.16 Margin Securities. Borrower will not own, purchase or acquire, or permit any Subsidiary to own, purchase or acquire, (or enter, or permit any Subsidiary to enter, into any contract to purchase or acquire) any "margin security" as defined by any regulation of the Federal Reserve Board as now in effect or as the same may hereafter be in effect unless, prior to any such purchase or acquisition or entering into any such contract, DFS shall have received an opinion of counsel satisfactory to DFS to the effect that such purchase or acquisition will not cause this Agreement to violate Regulations G or U or any other regulation of the Federal Reserve Board then in effect.

                      9.2.17 Tax Consolidation. Borrower will not file or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

                      9.2.18 Stock Redemption. Borrower will not redeem or purchase any of its outstanding capital stock, warrants in favor of anyone other than DFS, or stock options or convert or permit such stock, warrants or options to be converted into cash, nor has or shall Borrower guaranty to any of its shareholders any minimum stock price or valuation.

        9.3     FINANCIAL COVENANTS.

                      9.3.1 Amounts. Borrower agrees that it will at all times maintain the following:

(a) a Tangible Net Worth plus Subordinated Debt in the combined amount of not less than Five Million Dollars ($5,000,000).

For purposes of this paragraph: (i) "Tangible Net Worth" means the book value of Borrower's assets less liabilities (including as liabilities all reserves for contingencies and other potential liabilities), excluding from such assets all Intangibles; (ii) "Intangibles" means and includes general intangibles (as that term is defined in the Uniform Commercial Code); accounts receivable and advances due from officers, directors, member, owner, employees, stockholders and affiliates; leasehold improvements net of depreciation; licenses; good will; prepaid expenses; escrow deposits; covenants not to compete; the excess of cost over book value of acquired assets; franchise fees; organizational costs; finance reserves held for recourse obligations; capitalized research and development costs; and such other similar items as DFS may from time to time determine in DFS' sole discretion; (iii) "Debt" means all of Borrower's liabilities and indebtedness for borrowed money of any kind and nature whatsoever, whether direct or indirect, absolute or contingent, and including obligations under capitalized leases, guaranties or with respect to which Borrower has pledged assets to secure performance, whether or not direct recourse liability has been assumed by Borrower; and (iv) "Subordinated Debt" means all of Borrower's Debt which is subordinated to the payment of Borrower's liabilities to DFS by an agreement in form and substance satisfactory to DFS. The foregoing terms will be determined in accordance with GAAP consistently applied, and, if applicable, on a consolidated basis ("Financial Covenants").

                      9.3.2 Covenant Compliance Certificate. The President or Chief Financial Officer of Borrower will certify to DFS by the 10th Business day of each month, or more often if requested by DFS, that Borrower is in compliance with the Financial Covenants as set forth in a form acceptable to DFS in its sole discretion.


        10.     DEFAULT/REMEDIES

                Borrower will be in default under this Agreement (each, a "Default") if: (I) Borrower breaches any of the following terms and conditions and such breach is not cured to DFS' satisfaction within ten (10) Business Days after Borrower's receipt of notice of such breach from DFS:

                (a) Borrower breaches any terms, covenants, warranties or representations contained herein, or in any other Loan Document;
                (b) any Guarantor breaches any terms, covenants, warranties or representations contained in any guaranty or other agreement between such Guarantor and DFS, revokes or attempts to revoke any such guaranty agreement, or repudiates such Guarantor's liability thereunder;
                (c) any representation, statement, report or certificate made or delivered by Borrower or any Guarantor to DFS is not accurate when made;
                (d) [INTENTIONALLY DELETED];
                (e) Borrower abandons any material amount of Collateral;
                (f) Borrower or any Guarantor is or becomes in default of any obligation owed to any third party which in the aggregate at any time exceeds $100,000;
                (g) a money judgment issues against Borrower or any Guarantor which in the aggregate at any time exceeds $100,000;
                (h) an attachment, sale or seizure issues or is executed against any assets of Borrower or against any assets of any Guarantor;
                (i) [INTENTIONALLY DELETED];
                (j) Borrower ceases existence as a corporation, partnership, trust or limited liability company;
                (k) Borrower ceases or suspends business;
                (l) Borrower or any Guarantor makes a general assignment for the benefit of creditors;
                (m) Borrower or any Guarantor becomes insolvent or voluntarily or involuntarily becomes subject to the Federal Bankruptcy Code, any state insolvency law or any similar law;
                (n) any receiver is appointed for any of Borrower's or any Guarantor's assets;

                (o) any guaranty of Borrower's debts to DFS is terminated by a Guarantor or Borrower;
                (p) Borrower loses any material franchise, permission, license or right to sell or deal in any Collateral;
                (q) Borrower or any Guarantor misrepresents Borrower's or such Guarantor's financial condition or organizational structure;
                (r) any of the Collateral becomes subject to any Lien, claim, encumbrance or security interest other than a Permitted Lien;
                (s) Borrower shall be enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its Business; or any material lease or agreement pursuant to which Borrower leases, uses or occupies any property shall be canceled or terminated prior to the expiration of its stated term, or any part of the Collateral shall be taken through condemnation or the value thereof shall be impaired through condemnation;
                (t) (1) Frank Khulusi shall cease to own and control, beneficially and of record, at least 10% of the issued and outstanding capital stock of Creative, or (2) Creative shall cease to own and control, beneficially and of record, all of the issued and outstanding capital stock of Borrower;
                (u) there shall occur a material adverse change in the financial or other condition or business prospects of Borrower or any Guarantor; or


        (II) (a) Borrower fails to pay any portion of Borrower's debts to DFS when due and payable hereunder or under any other agreement between DFS and Borrower, or (b) there shall occur a default under Creative's agreements with DFS or under the Borrower-Creative Guaranty.

        In the event of a Default:

(i) DFS may at any time at DFS' election, without notice or demand to Borrower, do any one or more of the following: cease making further Loans and declare all or any of the Obligations immediately due and payable, together with all costs and expenses of DFS' collection activity, including, without limitation, all reasonable attorneys' fees; exercise any or all rights under applicable law (including, without limitation, the right to possess, transfer and dispose of the Collateral); and/or cease extending any additional credit to Borrower.
(ii) Borrower will segregate and keep the Collateral in trust for DFS, and in good order and repair, and will not sell, rent, lease, consign, otherwise dispose of or use any Collateral, nor further encumber any Collateral.
(iii) Upon DFS' oral or written demand, Borrower will immediately deliver the Collateral to DFS, in good order and repair, at a place specified by DFS, together with all related documents; or DFS may, in DFS' sole discretion and without notice or demand to Borrower, take immediate possession of the Collateral together with all related documents.
(iv)    DFS may, without notice, apply the Default Interest Rate.
(v) DFS may, without notice to Borrower and at any time or times, enforce payment and collect, by legal proceedings or otherwise, Accounts in the name of Borrower or DFS; and take control of any cash or non-cash items of payment or proceeds of Accounts and of any rejected, returned, repossessed or stopped in transit goods relating to Accounts. DFS may at its sole election and without demand enter, with or without process of law, any premises where Collateral might be and, without charge or liability to DFS therefor do one or more of the following: (i) take possession of the Collateral and use or store it in said premises or remove it to such other place or places as DFS may deem convenient;
(ii) take possession of all or part of such premises and the Collateral and place a custodian in the exclusive control thereof until completion of enforcement of DFS' security interest in the Collateral or until DFS' removal of the Collateral and, (iii) remain on such premises and use the same, together with Borrower's materials, supplies, books and records, for the purpose of liquidating or collecting such Collateral and conducting and preparing for disposition of such Collateral.
(vi) Upon the occurrence of a Default under Sections 10.1 (l), (m), or (n), all Obligations shall automatically be accelerated and due and payable and the Default Interest Rate shall automatically apply as of the date of the first occurrence of such Default, without any prior notice, demand or action of any type on the part of DFS.

All of DFS' rights and remedies are cumulative. DFS' failure to exercise any of DFS' rights or remedies hereunder will not waive any of DFS' rights or remedies as to any past, current or future Default.

        11.     SALE OF COLLATERAL

                Borrower agrees that if DFS conducts a private sale of any Collateral by requesting bids from 10 or more dealers or distributors in that type of Collateral, any sale by DFS of such Collateral in bulk or in parcels within 120 days of: (a) DFS' taking possession and control of such Collateral; or (b) when DFS is otherwise authorized to sell such Collateral; whichever occurs last, to the bidder submitting the highest cash bid therefor, is a commercially reasonable sale of such Collateral under the Uniform Commercial Code. Borrower agrees that the purchase of any Collateral by a vendor, as provided in any agreement between DFS and the vendor, if any, is a commercially reasonable disposition and private sale of such Collateral under the Uniform Commercial Code, and no request for bids shall be required. Borrower further agrees that 10 or more days prior written notice will be commercially reasonable notice of any public or private sale (including any sale to a vendor). Borrower irrevocably waives any requirement that DFS retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment. If DFS disposes of any such Collateral other than as herein contemplated, the commercial reasonableness of such disposition will be determined in accordance with the laws of the state governing this Agreement.

        12.     INDEMNIFICATIONS

                12.1 General Indemnity. In addition to the payment of expenses and attorneys' fees, if applicable, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold DFS and the officers, directors, employees, agents, and affiliates of DFS (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Indemnitees, in any manner relating to or arising out of the Loan Documents, the statements contained in any commitment letters delivered by DFS, DFS' agreement to make the Loans or any other payment hereunder, or the use or intended use of the proceeds of any of the Loans hereunder. Additionally, Borrower also agrees to (i) indemnify and hold DFS harmless from any loss or expense which may arise or be created by the acceptance of telephonic or other instructions for making Loans, except for any loss or expense arising from DFS' gross negligence or willful misconduct (provided, however, that reliance alone upon telephonic or other instructions shall not itself be deemed to constitute gross negligence or willful misconduct), and (ii) to pay and save DFS harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this

Agreement or any of the other Loan Documents (the provisions of the preceding two sentences being referred to collectively as the "Indemnified Liabilities"). However, Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of an Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. The provisions of the undertakings and indemnification set out in this Section 12.1 shall survive satisfaction and payment of the Obligations and termination of this Agreement.

                12.2 Environmental and Safety and Health Indemnity. Borrower hereby indemnifies the Indemnitees and agrees to hold the Indemnitees harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and attorneys' fees) which at any time or from time to time may be paid, incurred or suffered by, or asserted against, an Indemnitee for, with respect to, or as a direct or indirect result of the violation by Borrower or any Subsidiary, of any Environmental Law or OSHA Law; or with respect to, or as a direct or indirect result of (a) the presence on or under, or the escape, seepage, leakage, spillage, disposal, discharge, emission or release from, properties utilized by Borrower and/or any Subsidiary in the conduct of its business into or upon any land, the atmosphere, or any watercourse, body of water or wetland, of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under the Environmental
Laws) or (b) the existence of any unsafe or unhealthful condition on or at any premises utilized by Borrower and/or any Subsidiary in the conduct of its business. The provision of and undertakings and indemnification set out in this
Section 12.2 shall survive satisfaction and payment of the Obligations and termination of this Agreement.

        13.     OTHER TERMS

                13.1 Amendment, Changes and Modification. The Loan Documents may be amended, changed or modified only as may be agreed upon in writing by Borrower and DFS from time to time.

                13.2 Binding Effect. The Loan Documents will be binding upon the parties, their successors and assigns, provided, however, that Borrower shall not assign or attempt to assign this Agreement, any other Loan Document or any of its interests under the Loan Documents, without the prior written consent of DFS.

                13.3 Broker Fee. Neither party is obligated to pay any premium or other charge, brokerage fee or commission in connection with the agreements set forth herein. Each party will indemnify the other and hold it harmless from any such claim arising out of such party's acts or those of its representatives.

                13.4 Entire Agreement. The Loan Documents embody the entire agreement of the parties relating to the Credit Facility. There are no promises, terms, conditions, obligations or warranties other than those contained in the Loan Documents. The Loan Documents supersede all prior communications, representations or agreements, verbal or written, between the parties relating to the Credit Facility.

                13.5 Headings. The headings to the sections of this Agreement are included only for the convenience of the parties and will not have the effect of defining, diminishing or enlarging the rights of the parties or affecting the construction or interpretation of any portion of this Agreement.

                13.6 Incorporation by Reference. All other Loan Documents are incorporated herein by this reference and are made a part of this Agreement as if fully set forth herein. This Agreement, prior to such incorporation, controls in the event of any conflict with the terms of any other Loan Documents.

                13.7 Interpretation. For the purpose of construing this Agreement, unless the context otherwise requires, words in the singular will be deemed to include words in the plural, and vice versa.

                13.8 Notices. Any notice under the Loan Documents, will be in writing. Any notice to be given or document to be delivered under the Loan Documents will be deemed to have been duly given upon delivery, if delivered in person or by any expedited delivery service which provides proof of delivery, upon tested telex or facsimile transmission, or on the fifth Business Day after mailing, if mailed by certified mail, return receipt requested, postage prepaid mail, addressed to DFS or Borrower at the appropriate addresses. DFS will use reasonable efforts to deliver any notice DFS is required to give to Borrower; provided, however, that failure by DFS to actually give any such notice will not be deemed to be a waiver of any rights or remedies of DFS and will not give rise to any claims, defenses or damages by Borrower. The addresses for notices are those set forth below or such other addresses as may be hereafter specified by written notice by the parties:

to DFS:                 Deutsche Financial Services Corporation
                        2401 East Katella Ave., Suite 400
                        Anaheim, CA 92803-4850
                        Attention:  Regional Vice President
                        Facsimile No.:  (714) 937-0173

with a copy to:         Deutsche Financial Services Corporation
                        655 Maryville Centre Drive
                        St. Louis, MO 63141-5832
                        Attention:  General Counsel
                        Facsimile No.:(314) 523-3228

to Borrower:            Elek-Tek Acquisition Corporation
                        2645 Maricopa Street
                        Torrance, CA 90503
                        Attention: Mr. Richard Finkbeiner, CFO
                        Facsimile No.: (310) 222-5807

with a copy to:         Robins, Kaplan, Miller & Ciresi
                        2049 Century Park East, Suite No. 3700
                        Los Angeles, CA 90067
                        Attention: J. Kevin Snyder, Esq.
                        Facsimile No.: (310) 229-5800

                13.9 No Third Party Beneficiary Rights and Reliance. No Person not a party to this Agreement will have any benefit under this Agreement nor have third-party beneficiary rights as a result of any of the Loan Documents, nor will any party be entitled to rely on any actions or inactions of DFS or its agents, all of which are done for the sole benefit and protection of DFS.

                13.10 Protection or Preservation of Collateral. DFS will not have any contractual duty to protect, insure, collect or realize upon the Collateral or preserve rights in it against prior parties. DFS will not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral regardless of the cause.

                13.11 Relationship of the Parties. Neither DFS on the one hand nor Borrower on the other hand will be deemed a partner, joint venturer or related entity of the other by reason of the Loan Documents.

                13.12 Reversal of Payments. To the extent that Borrower makes a payment or payments to DFS, which payment or payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then to the extent of such payment or proceeds received, the Credit Facility will be revived and continue in full force and effect, as if such payment or proceeds had not been received by DFS.

                13.13 Severability. If any provision of this Agreement (either generally, or as to a specific application to a set of facts) will be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement (either in its entirety, or as to or the application of such provision to any other set of facts), but this Agreement will be construed as if such invalid, illegal or unenforceable provision never had been included in this Agreement.

                13.14 Maximum Interest. Borrower acknowledges that DFS intends to strictly conform to the applicable usury laws governing this Agreement. Regardless of any provision contained herein or in any other document executed or delivered in connection herewith or therewith, DFS shall never be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest on this Agreement (whether termed interest herein or deemed to be interest by judicial determination or operation of law), any amount in excess of the maximum amount allowed by applicable law, and, if DFS ever receives, collects or applies as interest any such excess, such amount which would be excessive interest will be applied first to the reduction of the unpaid principal balances of advances under this Agreement, and, second, any remaining excess will be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and DFS shall, to the maximum extent permitted under applicable law:
(a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest; (b) exclude voluntary pre-payments and the effect thereof; and
(c) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term.

                13.15 Waivers by DFS. DFS may at any time or from time to time or any rights under any of the Loan Documents, but any waiver or indulgence at any time or from time to time will not constitute, unless specifically so expressed by DFS in writing, a future waiver by DFS of performance by Borrower.

                13.16 Survival. The grant of security interest herein Obligations, and all provisions relating to the Collateral will survive termination of this Agreement and will remain in full force and effect until all Obligations have been paid in full and this Agreement has been terminated. The Agreement to arbitrate all Disputes will survive termination of this Agreement.

                13.17 Participations; Assignments. DFS may, without the consent of Borrower, grant participations in or assign, at any time and from time to time hereafter, its interest in this Agreement or any Loan Document, or of any portion thereof.

                13.18 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

                13.19 Information. DFS may provide to any third party any credit, financial or other information on Borrower that DFS may from time to time possess provided that any such disclosure shall be subject to an appropriate confidentiality agreement.

                13.20 Release. Borrower releases DFS from all claims and causes of action which Borrower may now or hereafter have for any loss or damage to it claimed to be caused by or arising from: (a) any failure of DFS to protect, enforce or collect, in whole or in part, any Account; (b) DFS' notification to any Account Debtors thereon of DFS' security interest in any of the Accounts;
(c) DFS' directing any Account Debtor to pay any sum owing to Borrower directly to DFS; and (d) any other act or omission to act on the part of DFS, its officers, agents or employees, except for willful misconduct or gross negligence. DFS will have no obligation to preserve rights to Accounts against prior parties.

                13.21 Miscellaneous. Time is of the essence regarding Borrower's performance of its obligations to DFS notwithstanding any course of dealing or custom on DFS' part to grant extensions of time. Borrower's liability under this Agreement is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. DFS will have the right to refrain from or postpone enforcement of this Agreement or any other Loan Documents without prejudice and the failure to strictly enforce the Loan Documents will not be construed as having created a course of dealing between DFS and Borrower contrary to the specific terms of the Loan Documents or as having modified, released or waived the same. The express terms of this Agreement and the other Loan Documents will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof. If Borrower fails to pay any taxes, fees or other obligations which may impair DFS' interest in the Collateral, or fails to keep the Collateral insured, DFS may, but shall not be required to, pay such taxes, fees or obligations and pay the cost to insure the Collateral, and the amounts paid will be: (a) an additional debt owed by Borrower to DFS, which shall be subject to finance charges as provided herein; and (b) due and payable immediately in full. Borrower agrees to pay all of DFS' reasonable attorneys' fees and expenses incurred by DFS in enforcing DFS' rights hereunder.

                13.22 Waivers by Borrower. Borrower irrevocably waives notice of: DFS' acceptance of this Agreement, presentment, demand, protest, nonpayment, nonperformance, and dishonor. Borrower and DFS irrevocably waive all rights to claim any punitive and/or exemplary damages. Borrower waives all rights of offset Borrower may have against DFS. Borrower waives all notices of default and non-payment at maturity of any or all of the Accounts.

                13.23 NO ORAL AGREEMENTS. ORAL AGREEMENTS OR COMMITMENTS TO LEND MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU, (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE

AGREEMENT BETWEEN US, EXCEPT AS DESCRIBED IN SECTION 13.24 AND AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. DFS may, from time to time, announce in writing to Borrower its policies and procedures regarding its administration of this facility including, without limit, DFS' fees and/or charges for transfers of funds to or from Borrower, including Electronic Transfers; any subsequent use by Borrower of this facility following any such announcement shall constitute Borrower's acceptance of such revised policies and procedures.

                13.24 Supplement. If Borrower and DFS have heretofore executed other agreements in connection with all or any part of the Collateral, this Agreement shall supplement each and every other agreement previously executed by and between Borrower and DFS, and in that event, this Agreement shall neither be deemed a novation nor a termination of such previously executed agreement nor shall execution of this Agreement be deemed a satisfaction of any obligation secured by such previously executed agreement. In the event of any conflict between this Agreement and any such other agreement, this Agreement shall govern and control.

                13.25 Use of Counsel and Receipt of Agreement. Borrower acknowledges that it has received a true and complete copy of this Agreement. Borrower acknowledges that it has (a) had representation of counsel during negotiation of this Agreement, and (b) read and understood this Agreement.

                13.26 Facsimiles, Etc. Notwithstanding anything herein to the contrary: (a) DFS may rely on any facsimile copy, electronic data transmission or electronic data storage of any statement, Statement of Transaction, financial statements or other reports, and (b) such facsimile copy, electronic data transmission or electronic data storage will be deemed an original, and the best evidence thereof for all purposes, including, without limitation, under this Agreement or any other Loan Documents, and for all evidentiary purposes before any arbitrator, court or other adjudicatory authority.

                13.27 Power of Attorney. Borrower irrevocably appoints DFS (and any Person designated by it) as Borrower's true and lawful Attorney with full power to at any time, in the discretion of DFS (whether or not Default has occurred) to: (a) endorse the name of Borrower upon any of the items of payment of proceeds of the Collateral and deposit the same in the account of DFS for application to the Obligations; (b) sign the name of Borrower to verify the accuracy of the Accounts; (c) sign the name of Borrower on any document or instrument that DFS shall deem necessary or appropriate to perfect and maintain perfected the security interests in the Collateral under this Agreement and other Loan Documents; (d) [INTENTIONALLY DELETED]; (e) endorse the name of Borrower upon financing statements, instruments, Certificates of Title and Statements of Origin pertaining to the Collateral; (f) supply omitted information and correct errors in any documents between DFS and Borrower; and
(g) do anything to preserve and protect the Collateral and DFS' rights and interest therein. In the event of a Default, Borrower irrevocably appoints DFS (and any Person designated by it) as Borrower's true and lawful Attorney with full power to at any time, in the discretion of DFS to: (i) demand payment, enforce payment and otherwise exercise all of Borrower's rights, and remedies with respect to the collection of any Accounts; (ii) settle, adjust, compromise, legal proceedings brought to collect any Accounts; (iv) sell or assign any Accounts upon such terms, for such amounts and at such time or times as DFS may deem advisable; (v) discharge and release any Accounts; (vi) prepare, file and sign Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Account Debtor; (vii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Account or goods pertaining thereto; (viii) initiate and settle any insurance claim and endorse Borrower's name on any check, instrument or other item of payment; and (ix) take control in any manner of any item of payments or proceeds and for such purpose to notify the Postal Authorities to change the address for delivery of mail addressed to Borrower to such address as DFS may designate. This power of attorney is for value and coupled with an interest and is irrevocable so long as any Obligations remain outstanding and by DFS exercising such right, DFS shall not waive any right against Borrower until the Obligations are paid in full.

                13.28 Expenses. Borrower hereunder, to pay DFS upon demand for reasonable fees of attorneys for DFS (who may be employees of DFS), incurred by
(a) DFS in connection with the preparation, negotiation, and execution of this Agreement and any other Loan satisfied by payment of the closing fee described in Creative's agreements with DFS), (b) DFS in connection with the preparation of any and all amendments to this Agreement and any other Loan Document, and all search, recording, filing, and registration expenses, and (c) DFS in connection with the enforcement of the Borrower's obligations hereunder or under any other Loan Document. Borrower's obligations under this Section 13.28 shall survive any termination of this Agreement.

14.     BINDING ARBITRATION.

        14.1 Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever (including, without limitation, all torts, whether regarding negligence, breach of fiduciary duty, restraint of trade, fraud, conversion, duress, interference, wrongful replevin, wrongful sequestration, fraud in the inducement, usury or any other tort, all contract actions, whether regarding express or implied terms, such as implied covenants of good faith, fair dealing, and the commercial reasonableness of any Collateral disposition, or any other contract claim, all claims of deceptive trade practices or lender liability, and all claims questioning the reasonableness or lawfulness of any act), whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (a) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (b) any previous or subsequent agreement between DFS and Borrower; (c) any act committed by DFS or by any parent company, subsidiary or affiliated company of DFS (the "DFS Companies"), or by any employee, agent, officer or director of a DFS Company whether or not arising within the scope and course of employment or other contractual representation of the DFS Companies provided that such act arises under a relationship, transaction or dealing between DFS and Borrower; and/or (d) any other relationship, transaction or dealing between DFS and Borrower (collectively the "Disputes"), will be subject to and resolved by binding arbitration.

        14.2 Administrative Body. All the American Arbitration Association ("AAA"). If the AAA is dissolved, disbanded or becomes subject to any proceeding, the parties will be conducted by a mutually agreeable arbitral forum. The parties agree that all arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience. The arbitrator(s) will decide if any inconsistency exists between the rules of any applicable arbitral forum and the arbitration provisions contained herein. If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules. The site of all arbitration proceedings will be in Orange County, California.

     14.3 Discovery. Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than thirty (30) days after the filing of a claim for arbitration, the petitioner shall provide the respondent with detailed statements setting forth the facts supporting the claim(s) to be raised during the arbitration, and a list of all exhibits and witnesses then reasonably contemplated. No later than thirty (30) days after respondent's receipt of such statements and other information from petitioner, respondent shall provide the petitioner with detailed statements setting forth the facts supporting the counterclaim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses then reasonably contemplated. No later than twenty-one (21) days prior to the arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Depositions shall be permitted but no more than 2 for each party and no single deposition shall extend for more than 2 days nor more than 7 hours during any one-day period. Requests for the production of documents shall be responded to (or objected to), within 20 days of the request. All objections shall be ruled upon by the arbitrator. Requests for admission shall be permitted but no more than 25 in the aggregate. Under no circumstances will the use of interrogatories be permitted. However, in the event of the designation of any expert witness(es), the following will occur:
(a) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party, (b) the opposing party will be permitted to depose the expert witness(es), (c) the opposing party will be permitted to designate rebuttal expert witness(es), and (d) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished. The parties shall be entitled to make additional discovery requests and the permissibility thereof shall be ruled upon by the arbitrator.

     14.4 Exemplary or Punitive Damages. The Arbitrator(s) will not have the authority to award exemplary or punitive damages and each party hereby irrevocably waives any right to claim any exemplary or punitive damages.

     14.5 Confidentiality of Awards. All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgment or order in any state or federal court and may be confirmed within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended ("FAA") will govern all arbitration(s) and confirmation proceedings hereunder.

     14.6 Prejudgment and Provisional Remedies. Nothing herein will be construed to prevent DFS' or Borrower's use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, dation and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive DFS' or Borrower's right to compel arbitration of any Dispute.

     14.7 Attorneys' Fees. If either Borrower or DFS brings any other action for judicial relief with respect to any Dispute (other than those set forth in Section 14.6) the party bringing such action will be liable for and immediately pay all of the other party's costs and expenses (including attorneys' fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either Borrower or DFS brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys' fees, incurred by the other party in defending such action. Additionally, if Borrower sues DFS or institutes any arbitration claim or counterclaim against DFS in which DFS is the prevailing party, Borrower will pay all costs and expenses (including attorneys' fees) incurred by DFS in the course of defending such action or proceeding.

     14.8 Limitations. Any arbitration proceeding must be instituted: (a) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment was received by the instituting party; and (b) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident. Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.

     14.9 Survival After Termination. The agreement to arbitrate will survive the termination of this Agreement.

     15. INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY. BORROWER AND DFS WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.

     16. GOVERNING LAW. Borrower acknowledges and agrees that this and all other agreements between Borrower and DFS have been substantially negotiated, and will be substantially performed, in the state of California. Accordingly, Borrower agrees that all Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA which shall control and govern all arbitration proceedings hereunder.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have, by their duly authorized officers, executed this Agreement as of the Effective Date.

THIS AGREEMENT CONTAINS BINDING ARBITRATION, JURY WAIVER AND PUNITIVE DAMAGES WAIVER PROVISIONS

ATTEST:                         ELEK-TEK ACQUISITION CORPORATION
     (Borrower)

By:                                     By:
          Secretary       Print Name:
                                Title:


DEUTSCHE FINANCIAL SERVICES CORPORATION

By:
Print Name:
                                Title:

INDEX OF EXHIBITS




          EXHIBIT 3.3 Borrowing Base Certificate

          EXHIBIT 7.1(j)     President's Certificate

          EXHIBIT 7.1(l)     Secretary's Certificate of Resolution
                             and Incumbency

          EXHIBIT 8.3 Litigation

          EXHIBIT 8.5 Liens

          EXHIBIT 8.7 Subsidiaries

          EXHIBIT 8.16       Capital Structure

          EXHIBIT 8.17       Collateral Locations

          EXHIBIT 8.18       Real Property Owned or Leased

          EXHIBIT 8.20       Environmental, Health and
                             Safety Matters

          EXHIBIT 8.21       PATENTS, COPYRIGHTS, TRADEMARKS

          EXHIBIT 8.23(a)    CAPITALIZED LEASES

          EXHIBIT 8.23(b)    OPERATING LEASES

          EXHIBIT 8.24       LABOR RELATIONS

          EXHIBIT 9.1.10(b)  BUSINESS CREDIT AND SECURITY
                             AGREEMENT CERTIFICATIONS

EXHIBIT 3.3


BORROWING BASE CERTIFICATE


[To Be Provided by DFS]

EXHIBIT 7.1(j)

PRESIDENT'S CERTIFICATE

     I,                   , President of Elek-Tek Acquisition Corporation, a
Delaware corporation ("Borrower"), hereby certify to Deutsche Financial Services Corporation ("DFS"), in connection with the Business Credit and Security Agreement dated as of October 14, 1997 between Borrower and DFS (the "Credit Agreement"; terms defined in the Credit Agreement are used herein as so defined), that:

     1. The representations and warranties of Borrower contained in Section 8 of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date;

     2. No event has occurred and is continuing, or would result from any Loan being made to Borrower under the Credit Agreement on the date hereof, which constitutes a Default; and

     3. After the funding of the Loans to be made by DFS to Borrower on the date hereof, Borrower will be in full compliance with all of the terms and provisions of the Credit Agreement.

     IN WITNESS WHEREOF, I have signed this Certificate this 14th day of October, 1997.



                                                       , President

EXHIBIT 7.1(l)

SECRETARY'S CERTIFICATE OF RESOLUTION AND INCUMBENCY

     I certify that I am the Secretary or Assistant Secretary of the corporation named below, and that the following completely and accurately sets forth certain resolutions of the Board of Directors of the corporation adopted at a special meeting thereof held on due notice (and with shareholder approval, if required by law), at which meeting there was present a quorum authorized to transact the business described below, and that the proceedings of the meeting were in accordance with the certificate of incorporation, charter and by-laws of the corporation, and that they have not been revoked, annulled or amended in any manner whatsoever.

     Upon motion duly made and seconded, the following resolution was unanimously adopted after full discussion:

     "RESOLVED, That the several officers, directors, and agents of this corporation, or any one or more of them, are hereby authorized and empowered on behalf of this corporation: to obtain financing from Deutsche Financial Services Corporation ('DFS') in such amounts and on such terms as such officers, directors or agents deem proper; to enter into financing, security, pledge and other agreements with DFS relating to the terms upon which such financing may be obtained and security and/or other credit support is to be furnished by this corporation therefor; from time to time to supplement or amend any such agreements; execute and deliver any and all assignments and schedules; and from time to time to pledge, assign, mortgage, grant security interests, and otherwise transfer, to DFS as collateral security for any obligations of this corporation to DFS, whenever and however arising, any assets of this corporation, whether now owned or hereafter acquired; the Board of Directors hereby ratifying, approving and confirming all that any of said officers, directors or agents have done or may do with respect to the foregoing."

     I do further certify that the following are the names and specimen signatures of the officers and agents of said corporation so empowered and authorized, namely:

President:
                        (Print Name)              (Signature)
Vice-President:
                        (Print Name)              (Signature)
Secretary:
                        (Print Name)              (Signature)
Treasurer:
                        (Print Name)              (Signature)
Agent:
                        (Print Name)              (Signature)

Witness by hand and seal of said corporation this 14th day of October, 1997.

  (seal)
                           Secretary

                       Elek-Tek Acquisition Corporation

EXHIBIT 8.3

LITIGATION


[To be provided by Borrower]

EXHIBIT 8.5

LIENS


[To be provided by Borrower]

EXHIBIT 8.7

SUBSIDIARIES



[To be provided by Borrower]

EXHIBIT 8.16


CAPITAL STRUCTURE


[To be provided by Borrower]




[For Borrower and Each Subsidiary]




                               shares authorized

                               shares outstanding

                               par value

                               treasury shares

EXHIBIT 8.17

COLLATERAL LOCATIONS




[To be provided by Borrower]

EXHIBIT 8.18

REAL PROPERTY OWNED OR LEASED




[To be provided by Borrower]

EXHIBIT 8.20


ENVIRONMENTAL, HEALTH AND SAFETY MATTERS




[To be provided by Borrower]

EXHIBIT 8.21

PATENTS, COPYRIGHTS, TRADEMARKS




[To be provided by Borrower]

EXHIBIT 8.23(a)


CAPITALIZED LEASES


[To be provided by Borrower]

EXHIBIT 8.23(b)


OPERATING LEASES


[To be provided by Borrower]

EXHIBIT 8.24


LABOR RELATIONS


[To be provided by Borrower]

EXHIBIT 9.1.10(b)

ELEK-TEK ACQUISITION CORPORATION

BUSINESS CREDIT AND SECURITY AGREEMENT CERTIFICATIONS

AS OF                  , 19

     In accordance with Section 9.1.10(b) of the Business Credit and Security Agreement dated as of October 14, 1997 ("Credit Agreement"), among Elek-Tek Acquisition Corporation ("Borrower") and Deutsche Financial Services Corporation, I certify that:

          (i) the enclosed Borrower prepared monthly financial package (Consolidating Balance Sheet and Consolidating Statement of Operations) as of
and for the period ending                , 19       , all unaudited, fairly
present the financial position and results of operations of Borrower and its Subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied.

          (ii) to the best of my knowledge, Borrower has kept, observed, performed and fulfilled each and every covenant, obligation and agreement binding upon Borrower under the Credit Agreement and that no Default has occurred.



ELEK-TEK ACQUISITION CORPORATION



By:
Title: